Exhibit 10.8

EXECUTION COPY

Novamerican Steel Finco Inc.

11.5% Senior Secured Notes Due 2015

INDENTURE

Dated as of November 15, 2007

The Bank of New York,
as Trustee

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
	310(a)(1)	7.10

(a)	(2)	7.10

(a)	(3)	N.A.

(a)	(4)	N.A.

(b)		7.08; 7.10

(c)		N.A.

	311(a)	7.11

(b)		7.11

(c)		N.A.

	312(a)	2.05

(b)		12.03

(c)		12.03

	313(a)	7.06

(b)	(1)	N.A.

(b)	(2)	7.06

(c)		11.02

(d)		7.06

	314(a)	4.02;

		4.12; 4.16, 12.02

(b)		N.A.

(c)	(1)	12.04

(c)	(2)	12.04

(c)	(3)	N.A.

(d)		N.A.

(e)		12.05

(f)		4.12

	315(a)	7.01

(b)		7.05; 12.02

(c)		7.01

(d)		7.01

(e)		6.11

	316(a)(last sentence)	12.06

(a)	(1)(A)	6.05

(a)	(1)(B)	6.04

(a)	(2)	N.A.

(b)		6.07

	317(a)(1)	6.08

(a)	(2)	6.09

(b)		2.04

	318(a)	12.01

N.A. means Not Applicable.

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

i

INDENTURE dated as of November 15, 2007, among SYMMETRY HOLDINGS INC., a Delaware corporation (“Symmetry”), NOVAMERICAN STEEL FINCO INC., a Delaware corporation (the “Company”), the Subsidiary Guarantors party hereto and The Bank of New York, as Trustee.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Initial Securities and, if and when issued pursuant to a registered exchange for Initial Securities, the Exchange Securities:

Article 1

 Definitions and Incorporation by Reference

SECTION 1.01.                            Definitions.

“Additional Assets” means (1) any property or assets (other than Indebtedness and Capital Stock) to be used in a Related Business or any improvement to any property or assets used in a Related Business; (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Symmetry or another Restricted Subsidiary; or (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.08 only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Arrangement Agreement” means the Arrangement Agreement dated June 21, 2007, among Symmetry, 632422 N. B. Ltd. and Novamerican Steel Inc., as amended as of the Issue Date.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Symmetry or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)                                  any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than Symmetry or a Restricted Subsidiary);

(2)                                  all or substantially all the assets of any division or line of business of Symmetry or any Restricted Subsidiary; or

(3)                                  any other assets of Symmetry or any Restricted Subsidiary outside of the ordinary course of business of Symmetry or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above, (A) a disposition by a Restricted Subsidiary to Symmetry or by Symmetry or a Restricted Subsidiary to a Restricted Subsidiary; (B) for purposes of Section 4.06 only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04, (y) a disposition of all or substantially all the assets of Symmetry, Holdings or the Company in accordance with Section 5.01 and (z) dispositions in connection with (i) the Issue Date Asset Sales, (ii) the Issue Date Sale/Leaseback Transaction and (iii) any Sale/Leaseback Transaction entered into by Symmetry or any Restricted Subsidiary; provided that the aggregate amount of Attributable Debt in respect of all such Sale/Leaseback Transactions excluded from the definition of the term “Asset Disposition” pursuant to this clause (z)(iii) shall not exceed $10,000,000; (C) a disposition of assets with a Fair Market Value of less than $500,000; (D) a disposition of cash or Temporary Cash Investments; (E) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien); (F) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (G) disposals or replacements of obsolete, worn out, uneconomical or surplus property or equipment; and (H) a transfer or sale of Receivables and Related Assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity or to any other Person in connection with a Qualified Receivables Transaction or the creation of a Lien on any such Receivables or Related Assets in connection with a Qualified Receivables Transaction.

“Attributable Debt”  in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such

Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

 “Board of Directors” means the Board of Directors of any Person or any committee thereof duly authorized to act on behalf of such Board or, in the case of a Person that is not a corporation, the group exercising the authority generally vested in a board of directors of a corporation.

“Business Day” means each day which is not a Legal Holiday.

“Canadian ABL Assets” means any and all of the following assets and properties owned by Novamerican Steel, whether owned on the Issue Date or thereafter acquired: (i) Accounts and other rights to payment, in each case for the sale of Inventory or the performance of services, whether or not earned by performance, and related Records; (ii) Chattel Paper; (iii) Deposit Accounts (other than the Intercompany Note Collateral Account); (iv) cash, checks and other negotiable instruments, funds and other evidences of payment (excluding any cash or other assets held in the Intercompany Note Collateral Account in accordance with this Indenture); (v) all Inventory; (vi) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (i) through (v), Documents, General Intangibles, Instruments, Investment Property and Letter of Credit Rights; (vii) books and records related to the foregoing; (viii) collateral security and guarantees given by any Person with respect to any of the foregoing; and (ix) Proceeds, including insurance Proceeds, of any and all of the foregoing. Capitalized terms used in this definition but not defined in this Indenture have the meanings assigned to such terms in the Collateral Agreement.

“Canadian Credit Agreement Obligations” means the Credit Agreement Obligations of Novamerican Steel and the Foreign Subsidiaries.

“Canadian Collateral Agent” means BNY Trust Company of Canada (until a successor replaces it and, thereafter, means the successor), in its capacity as collateral agent under the Intercompany Note Documents.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.11, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“CFC” means any Person that is a “controlled foreign corporation” as defined in the Code, and each Subsidiary of such Person.

“Change of Control” means the occurrence of any of the following events:

(4)                                  any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of Symmetry (for the purposes of this clause (1), a person shall be deemed to beneficially own any Voting Stock of a person (the “specified person”) held by any other person (the “parent entity”), if such person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity);

(5)                                  Symmetry ceases to be the “beneficial owner” (as defined in Rules 13d-3 or 13d-5 under the Exchange Act), directly or indirectly, of 90% of the total voting power of the Voting Stock of each of Holdings and the Company;

(6)                                  individuals who on the Issue Date constituted the Board of Directors of Symmetry (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Symmetry was approved by a vote of 66 2/3% of the directors of Symmetry then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Symmetry then in office;

(7)                                  the adoption of a plan relating to the liquidation or dissolution of Symmetry, Holdings or the Company; or

(8)                                  the merger or consolidation of Symmetry with or into another Person or the merger of another Person with or into Symmetry or the sale of all or substantially all the assets of Symmetry (determined on a consolidated basis) to another Person other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Symmetry immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Securities and a Subsidiary of the transferor of such assets.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets and properties of Symmetry and the Restricted Subsidiaries that are required to be subject to Liens securing any of the Notes Obligations, including all “Collateral” as defined in any Security Document, the First-Priority Collateral and the Second-Priority Collateral.

“Collateral Agent” means The Bank of New York (until a successor replaces it and, thereafter, means the successor), in its capacity as collateral agent for the Secured Parties.

“Collateral Agreement” means the Collateral Agreement dated as of the Issue Date, among the Company, the Guarantors from time to time party thereto and the Collateral Agent, together with all supplements thereto.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of

(9)                                  the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters of Symmetry for which financial statements are publicly available to

(10)                            Consolidated Interest Expense for such four fiscal quarters;  provided, however, that

(A)                              if Symmetry or any of the Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

(B)                                if Symmetry or any of the Restricted Subsidiaries has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if Symmetry or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(C)                                if since the beginning of such period Symmetry or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Symmetry or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Symmetry and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Symmetry and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(D)                               if since the beginning of such period Symmetry or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(E)                                 if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Symmetry or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or any acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by Symmetry or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Symmetry. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is or was Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was Incurred solely for working capital purposes.

“Consolidated Interest Expense” means, for any period, the total interest expense of Symmetry and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by Symmetry or the Restricted Subsidiaries, without duplication:

(11)                            interest expense attributable to Capital Lease Obligations;

(12)                            amortization of debt discount and debt issuance cost;

(13)                            capitalized interest;

(14)                            non-cash interest expense;

(15)                            commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(16)                            net payments pursuant to Hedging Obligations;

(17)                            dividends accrued in respect of all Disqualified Stock of Symmetry and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than Symmetry or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of Symmetry); provided, however, that such dividends will be multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of Symmetry in good faith);

(18)                            interest incurred in connection with Investments in discontinued operations;

(19)                            interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) Symmetry or any Restricted Subsidiary; and

(20)                            the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Symmetry or any Restricted Subsidiary) in connection with Indebtedness Incurred by such plan or trust.

Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges incurred in connection with any transaction (including any Qualified Receivables Transaction) pursuant to which Symmetry or any Restricted Subsidiary may sell, convey or otherwise transfer or grant a security interest in any Receivables or Related Assets shall be included in Consolidated Interest Expense (to the extent not already included therein).

“Consolidated Net Income” means, for any period, the net income of Symmetry and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(21)                            any net income of any Person (other than Symmetry) if such Person is not a Restricted Subsidiary, except that:

(A)                              subject to the exclusion contained in clause (4) below, Symmetry’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Symmetry or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

(B)                                Symmetry’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(22)                            any net income (or loss) of any Person acquired by Symmetry or a Subsidiary of Symmetry in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(23)                            any net income of any Restricted Subsidiary other than the Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Symmetry, except that:

(A)                              subject to the exclusion contained in clause (4) below, Symmetry’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to Symmetry or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(B)                                Symmetry’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

(24)                            any gain (or loss) realized upon the sale or other disposition of any assets of Symmetry, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(25)                            extraordinary gains or losses; and

(26)                            the cumulative effect of a change in accounting principles,

in each case, for such period. Notwithstanding the foregoing, for purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to Symmetry or any Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under clause (a)(3)(D) of  Section 4.04.

“Credit Agent” means (i) JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Lenders or any successor thereto, and (ii) any other Person designated as the “Revolving Credit Agent” pursuant to the Intercreditor Agreement.

“Credit Agreement” means the Credit Agreement to be entered into by and among Symmetry, the Company, Holdings, 632421 N.B. Ltd. (a Wholly Owned Subsidiary to be amalgamated into Novamerican Steel, which shall assume the obligations of 632421 N.B. Ltd. under the Credit Agreement upon consummation of the Transactions by operation of law), the lenders referred to therein, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, and CIT Business Credit Canada Inc. and CIT Group/Business Credit Inc., as Syndication Agents, together with the related documents thereto (including any Guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness Incurred to Refinance, in whole or in part, the borrowings then outstanding under such Credit Agreement or a successor Credit Agreement or Incurred pursuant to commitments that replace the commitments under such Credit Agreement, whether by the same or any other lender or group of lenders.

“Credit Agreement Obligations” means (i) the obligations of Symmetry and its Subsidiaries under the Credit Agreement, including, without limitation, (A) the due and punctual payment of the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) on the borrowings thereunder, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) each payment required to be made under the Credit Agreement in respect of any bankers’ acceptances issued thereunder, when and as due, (C) each payment required to be made under the Credit Agreement in respect of any letter of credit issued thereunder, when and as due, including payments in respect of reimbursement of disbursements, interest thereon, and any obligation to provide cash collateral and (D) all other monetary obligations of Symmetry and its Subsidiaries under the Credit Agreement, including in respect of fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including any monetary obligations Incurred during the pendency of bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding), (ii) the due and punctual performance of all other obligations of Symmetry and its Subsidiaries under the Credit Agreement and (iii) all Hedging Obligations of Symmetry and its Subsidiaries and all obligations of Symmetry and its Subsidiaries in respect of any treasury management services (including controlled disbursements, zero balance arrangements, cash sweep, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to Symmetry or any of its Subsidiaries, in each case secured pursuant to the Credit Agreement.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof) or upon the happening of any event:

(27)                            matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(28)                            is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock; or

(29)                            is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part,

in each case on or prior to the first anniversary after the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for the provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or a “change of control” prior to the first anniversary after the Stated Maturity of the Securities shall not constitute Disqualified Stock if (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.12 and (B) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Domestic Subsidiary” means any Subsidiary of Symmetry other than a Foreign Subsidiary.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(30)                            all income tax expense of Symmetry and its consolidated Restricted Subsidiaries; plus

(31)                            Consolidated Interest Expense; plus

(32)                            depreciation and amortization expense of Symmetry and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus

(33)                            (x) all other non-cash charges of Symmetry and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), less (y) all non-cash items of income of Symmetry and its consolidated Restricted Subsidiaries (other than accruals of revenue by Symmetry and its consolidated Restricted Subsidiaries in the ordinary course of business), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or otherwise distributed to Symmetry by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Offer Registration Statement” has the meaning assigned to such term in the Appendix.

“Exchange Securities” means the debt securities of the Company issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Securities, in compliance with the terms of the Registration Rights Agreement.

“Existing Warrants” means the warrants to purchase common stock of Symmetry issued by Symmetry pursuant to the Warrant Agreement dated March 5, 2007 (as amended as of June 21, 2007), between Symmetry and Continental Stock Transfer & Trust Company, as warrant agent, that are outstanding and unexercised on the Issue Date.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by (x) in the case of any asset or property with a Fair Market Value less than $5,000,000, the chief financial officer of Symmetry, and (y) in the case of any other assets or property, the Board of Directors of Symmetry, whose determination will be conclusive and evidenced by a resolution of such Board of Directors; provided, however, that for purposes of clause (a)(3)(B) under Section 4.04, if the Fair Market Value of the property or assets in question is so determined to be in excess of $25,000,000, such determination must be confirmed by an Independent Qualified Party.

“First-Priority Assets” means any and all of the following assets and properties, other than any such assets or properties that constitute Second-Priority Assets: (i)(a) Equipment (including fixtures); (b) Documents; (c) General Intangibles (including Intellectual Property); (d) Instruments; (e) Investment Property; (f) Letter of Credit Rights; (g) Commercial Tort Claims; (h) books and records related to foregoing; and (i) Proceeds (including insurance Proceeds) and products of any and all of the foregoing and collateral and security guarantees given by any Person with respect to any of the foregoing, in the case of clauses (i)(a) through (i)(i) above, owned by the Company or any Guarantor; (ii)(a) shares of Capital Stock owned by the Company or any Guarantor and the certificates representing such Capital Stock (the “Pledged Capital Stock”); provided that (1) the Pledged Capital Stock issued by any CFC will not include more than 66% of the issued and outstanding voting Capital Stock of such CFC and (2) the Pledged Capital Stock will exclude any Capital Stock issued by any Non-Wholly Owned Subsidiary (and any Capital Stock issued by any Special Purpose Holdco with respect to any such Non-Wholly Owned Subsidiary) to the extent the organizational documents of such Non-Wholly Owned Subsidiary or related joint venture or similar agreements would prohibit a pledge of such Capital Stock without the consent of the equityholders thereof (other than Symmetry and its Subsidiaries); (b) debt securities owned by the Company or any Guarantor and the promissory note and other instruments evidencing all such debt securities; (c) payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (ii)(a) and (ii)(b) above; and (d) all Proceeds of any of the foregoing; and (iii)(a) each parcel of real property and improvements thereto owned by the Company or any Guarantor that has a book or fair market value in excess of $1,000,000 and all Proceeds thereof (in the case of any of the foregoing assets or properties, whether owned on the Issue Date or thereafter acquired). Capitalized terms used in this definition but not defined in this Indenture have the meanings assigned to such terms in the Collateral Agreement.

“First-Priority Collateral” means any and all of the First-Priority Assets in which the Collateral Agent, for the benefit of the Secured Parties, has a first-priority security interest securing the Notes Obligations.

“First-Priority Obligations” means the Notes Obligations and the Other First-Priority Obligations.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary of Symmetry that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(34)                            the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(35)                            statements and pronouncements of the Financial Accounting Standards Board;

(36)                            such other statements by such other entity as approved by a significant segment of the accounting profession; and

(37)                            the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such other Person:

(38)                            to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(39)                            entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantor” means Symmetry and each Subsidiary Guarantor.

“Guaranty Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Guarantor Guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock, deferred compensation or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Symmetry or any Restricted Subsidiary shall be a Hedging Agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Hedging Agreement.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Holdings” means Novamerican Steel Holdings Inc., a Delaware corporation.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

(40)                            amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(41)                            the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

(42)                            the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness, will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(43)                            the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(44)                            all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(45)                            all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(46)                            all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(47)                            the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

(48)                            all obligations of the type referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(49)                            all obligations of the type referred to in clauses (1) through (6) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(50)                            to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by Symmetry or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of Symmetry.

“Initial Securities” means $315,000,000 aggregate principal amount of 11.5% Senior Secured Notes Due 2015 issued on the Issue Date pursuant to this Indenture.

“Intercompany Loans” means (i) the Company’s loan of $125,000,000 of the gross proceeds from the sale of the Initial Securities to 632421 N. B. Ltd. (a Wholly Owned Subsidiary to be amalgamated into Novamerican Steel on the Issue Date, which loan obligations shall be assumed by Novamerican Steel by operation of law upon consummation of the Transactions), on the Issue Date and (ii) any additional amounts from time to time loaned by the Company to Novamerican Steel on or after the Issue Date (excluding loans made in the ordinary course of business in connection with centralized cash management arrangements).

“Intercompany Note” means one or more senior secured demand promissory notes evidencing Intercompany Loans.

“Intercompany Note Assets” means any and all of the following assets and properties owned by Novamerican Steel, whether owned on the Issue Date or thereafter acquired: (i)(a) Canadian ABL Assets; (b) Equipment (including fixtures); (c) Documents; (d) General Intangibles (including Intellectual Property); (e) Instruments; (f) Investment Property; (g) Letter of Credit Rights; (h) Commercial Tort Claims; (i) books and records related to foregoing; and (j) Proceeds (including insurance Proceeds) and products of any and all of the foregoing and collateral and security guarantees given by any Person with respect to any of the foregoing; (ii)(a) shares of Capital Stock and the certificates representing such Capital Stock (excluding any Capital Stock issued by any Subsidiary of Novamerican Steel that is a Non-Wholly Owned Subsidiary (and any Capital Stock issued by any Special Purpose Holdco with respect to any such Non-Wholly Owned Subsidiary) to the extent the organizational documents of such Non-Wholly Owned Subsidiary or related joint venture or similar agreements would prohibit a pledge of such Capital Stock without the consent of the equityholders thereof (other than Symmetry and its Subsidiaries)); (b) debt securities and the promissory note and other instruments evidencing all such debt securities; (c) payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (ii)(a) and (ii)(b) above; and (d) all Proceeds of any of the foregoing; and (iii)(a) each parcel of real property and improvements thereto that has a book or fair market value in excess of $1,000,000 and all Proceeds thereof. Capitalized terms used in this definition but not defined in this Indenture have the meanings assigned to such terms in the Collateral Agreement.

“Intercompany Note Collateral” means the Intercompany Note Assets in which the Canadian Collateral Agent, for the benefit of the Company and its successors and assigns, has a security interest securing the Intercompany Obligations.

“Intercompany Note Collateral Account” means an account maintained by Novamerican Steel in the name of the Canadian Collateral Agent into which net cash proceeds in respect of the Intercompany Note Collateral are required to be deposited pursuant to this Indenture, the Intercreditor Agreement, the Intercompany Note Security Documents or the Security Documents.

“Intercompany Note Documents” means the Intercompany Notes, the Intercompany Security Documents and all other instruments, agreements and other documents evidencing or governing the Intercompany Loans evidenced by the Intercompany Notes, and all schedules, exhibits and annexes to each of the foregoing.

“Intercompany Note Security Documents” means one or more security agreements, control agreements, pledge agreements, mortgages, deeds of trust and collateral assignments entered into by Novamerican Steel, the Canadian Collateral Agent or the Company, defining the terms of the security interests in the Intercompany Note Collateral securing the Intercompany Obligations.

“Intercompany Obligations” means the obligations of Novamerican Steel under the Intercompany Notes and the Intercompany Note Documents.

“Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of the Issue Date, among Symmetry, Holdings, the Company and certain other Subsidiaries of Symmetry, the Credit Agent and the Trustee, as amended (including any amendment and restatement thereof), supplemented or otherwise modified or replaced from time to time.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to changes in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If Symmetry or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by Symmetry or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.04, “Investment” shall include:

(51)                            the portion (proportionate to Symmetry’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of Symmetry at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Symmetry shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) Symmetry’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to Symmetry’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(52)                            any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Issue Date” means the date on which the Securities are originally issued.

“Issue Date Asset Sales” means the sale by certain Subsidiaries of Novamerican Steel Inc. of the aircraft and real estate assets identified in the Arrangement Agreement, on the terms and conditions consistent with those set forth in the Arrangement Agreement, for aggregate cash consideration of not less than $15,000,000.

“Issue Date Sale/Leaseback” means the transaction to be consummated on the Issue Date pursuant to which Novamerican Steel will enter into a sale leaseback transaction in respect of its headquarters and certain plant assets identified in the Arrangement

Agreement, on terms and conditions consistent with those set forth in the Arrangement Agreement, for aggregate cash consideration of not less than $11,000,000.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lenders” has the meaning assigned to such term in the Credit Agreement.

“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(53)                            all legal, accounting and investment banking fees, appraisal and title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(54)                            all payments required to be made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, be repaid as a result of such Asset Disposition; provided, however, that in the case of any Asset Disposition subject to paragraph (a) of Section 4.06, for purposes of this clause (2) the aggregate amount of any such payments made with respect to any such Asset Disposition shall not exceed the Fair Market Value of the Second-Priority Assets and the Canadian ABL Assets subject thereto (including, in the case of any Asset Disposition of any shares of Capital Stock of any Restricted Subsidiary, the Fair Market Value of the Second-Priority Assets and the Canadian ABL Assets owned by such Restricted Subsidiary), as determined by the Board of Directors of Symmetry in good faith;

(55)                            all payments made on any Indebtedness that are required by applicable law as a result of such Asset Disposition;

(56)                            all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(57)                            the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Symmetry or any Restricted Subsidiary after such Asset Disposition; and

(58)                            any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to Symmetry or any Restricted Subsidiary.

“Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-ABL Intercompany Note Assets” means Intercompany Note Assets that do not constitute Canadian ABL Assets.

“Non-Wholly Owned Subsidiary” means a Restricted Subsidiary that is not a Wholly Owned Subsidiary.

“Novamerican Steel” means Novamerican Steel Inc., a Canadian corporation, after giving effect to the Transactions.

“Notes Collateral Account” means an account maintained by the Company in the name of the Trustee with any financial institution reasonably designated by the Trustee, after consultation with the Company, into which net cash proceeds in respect of the First-Priority Collateral is required to be deposited pursuant to this Indenture.

“Note Guarantee” means a Guarantee by a Guarantor of the Company’s obligations with respect to the Securities.

“Notes Obligations” means (i) the Indebtedness evidenced by the Securities and all Obligations in respect thereof, including principal, premium (if any), interest (including additional interest, if any, and interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof, and (ii) any other obligations of Symmetry, the Company or any Subsidiary Guarantor under this Indenture, the Securities, the Security

Documents and any other document or instrument executed and delivered pursuant to the foregoing.

“Obligations” means with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the Offering Memorandum dated November 14, 2007, relating to the Securities.

“Officer” means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company or Symmetry, as applicable.

“Officers’ Certificate” means a certificate signed by two Officers; provided that, in the case of an Officers’ Certificate delivered pursuant to Section 4.16, one of such Officers shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Other First-Priority Obligations” means any Refinancing Indebtedness in respect of the Securities that is designated by the Company as “Other First-Priority Obligations” for purposes of this Indenture and all Obligations in respect thereof, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof; provided, however, that, if such Refinancing Indebtedness contains or otherwise has the benefit of provisions effectively requiring that proceeds from sales or transfers of property or assets by Symmetry or any Subsidiary of Symmetry be applied to repay, redeem or retire, or offer to repay, redeem or retire, such Refinancing Indebtedness, the terms thereof shall be no more favorable to the holders of such Refinancing Indebtedness than those set forth in this Indenture for the benefit of the Holders.

“Permitted Factoring Transaction” means any transaction or series of transactions entered into by Symmetry or any of the Restricted Subsidiaries pursuant to which Symmetry or such Restricted Subsidiary sells, conveys or otherwise transfers (or purports to sell, convey or otherwise transfer) Receivables and Related Assets of Symmetry or such Restricted Subsidiary to a non-related third party factor on market terms as determined in good faith by the Board of Directors of Symmetry; provided that (i) no portion of any Indebtedness deemed to exist as a result of such Permitted Factoring Transaction (x) is Incurred by Symmetry or any of the Restricted Subsidiaries, (y) is recourse to Symmetry or any of the Restricted Subsidiaries and (z) is secured

(contingently or otherwise) by any Lien on assets of Symmetry or any of the Restricted Subsidiaries (other than by the Receivables and Related Assets to be sold, conveyed or transferred to the third party factor), and (ii) such Permitting Factoring Transaction is consummated pursuant to customary contracts, arrangements or agreements entered into with respect to the sale, purchase or servicing of Receivables and Related Assets on market terms for similar factoring.

“Permitted Investment” means an Investment by Symmetry or any Restricted Subsidiary in:

(59)                            Symmetry, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(60)                            another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Symmetry or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(61)                            cash and Temporary Cash Investments;

(62)                            receivables owing to Symmetry or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Symmetry or any such Restricted Subsidiary deems reasonable under the circumstances;

(63)                            payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(64)                            loans or advances to employees made in the ordinary course of business consistent with past practices of Symmetry or such Restricted Subsidiary;

(65)                            stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Symmetry or any Restricted Subsidiary or in satisfaction of judgments;

(66)                            any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 4.06 or (ii) a disposition of assets not constituting an Asset Disposition;

(67)                            any Person where such Investment was acquired by Symmetry or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by Symmetry or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by Symmetry or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(68)                            any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by Symmetry or any Restricted Subsidiary;

(69)                            any Person to the extent such Investments consist of Hedging Obligations or Guarantees of Indebtedness otherwise permitted under Section 4.03;

(70)                            any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(71)                            Unrestricted Subsidiaries or joint ventures to the extent such Investments, when taken together with all other Investments made pursuant to this clause (13) and outstanding on the date such Investment is made, do not exceed $15,000,000;

(72)                            an Investment in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; and

(73)                            any Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (15) and outstanding on the date such Investment is made, do not exceed $15,000,000.

“Permitted Liens” means, with respect to any Person:

(74)                            pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or other social security laws or regulations in respect of health, disability, retirement or other employee benefits or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person, or deposits of cash or United States government bonds to secure surety, or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, or deposits securing obligations to insurance carriers under insurance or self-insurance arrangements, in each case Incurred in the ordinary course of business;

(75)                            Liens imposed by law, such as carriers’, warehousemen’s, mechanics’ and similar Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Symmetry in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by Symmetry or any Restricted Subsidiary to provide collateral to the depository institution;

(76)                            Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(77)                            Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(78)                            minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(79)                            Liens securing Indebtedness Incurred pursuant to clause (b)(11) of Section 4.03; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 270 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(80)                            Liens on Receivables and Related Assets of the type specified in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction;

(81)                            Liens existing on the Issue Date;

(82)                            Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person becomes such a Subsidiary); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(83)                            Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person (other than a Lien Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Person or any of its Subsidiaries acquired such property); provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(84)                            Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary;

(85)                            Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture;

(86)                            Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9) or (10); provided that (A) no Liens may be Incurred pursuant to this clause (13) in respect of First-Priority Collateral, except to the extent the Liens on such First-Priority Collateral are Incurred in connection with any Refinancing Indebtedness that Refinanced Indebtedness that was secured by Permitted Liens described under clauses (6), (9) or (10) hereof and (B) no Liens may be Incurred pursuant to this clause (13) in respect of Intercompany Note Collateral, except to the extent the Liens on such Intercompany Note Collateral are Incurred in connection with any Refinancing Indebtedness that Refinanced Indebtedness that was secured by Permitted Liens described under clauses (6), (9) or (10) hereof; and provided further that:

(A)                              such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B)                                the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(87)                            Liens securing Credit Agreement Obligations in respect of any Indebtedness Incurred pursuant to clause (b)(1) of Section 4.03; provided that (A)(1) any such Liens on First-Priority Assets shall not rank prior to or pari passu with the Liens on the First-Priority Assets securing the Notes Obligations and (2) the holder of such Lien (x) becomes party to the Intercreditor Agreement, or agrees to be bound by the terms of the Intercreditor Agreement, and (y) agrees to have the obligations of the Person that are secured by the property subject to such Lien treated as Junior Obligations (as defined in the Intercreditor Agreement), and (B) any such Liens on Non-ABL Intercompany Note Assets shall not rank prior to or pari passu with the Liens on such Non-ABL Intercompany Note Assets securing the Intercompany Note Obligations;

(88)                            Liens securing the Notes Obligations, the Intercompany Obligations and any Other First-Priority Obligations; provided, however, that the Notes Obligations and the Other First-Priority Obligations shall be secured by all such Liens on an equal and ratable basis;

(89)                            Liens imposed by Section 107(1) of CERCLA or any analogous state or foreign environmental law for costs or damages that (A) are not due or (B) are imposed on real property where the recourse with respect thereto is limited to the taking of such real property and such real property is not material to the business of Symmetry and its Subsidiaries; provided that the amount of obligations secured thereby shall not exceed $7,500,000 in the aggregate;

(90)                            Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (B) relating to pooled deposit or sweep accounts of Symmetry and the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of Symmetry and the Restricted Subsidiaries;

(91)                            Liens arising from the sale of Receivables and Related Assets pursuant to a Permitted Factoring Transaction; and

(92)                            other Liens securing Indebtedness permitted to be Incurred under Section 4.03; provided that the aggregate principal amount of Indebtedness secured by such Liens pursuant to this clause (19) does not exceed $10,000,000 at any time outstanding.

Notwithstanding the foregoing, “Permitted Liens” will not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Schedule 1.1A to the Arrangement Agreement and any amendments or variations made thereto as of the Issue Date, in each case made in accordance with the Arrangement Agreement or the Plan of Arrangement or at the direction of the Superior Court of Quebec.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition or construction by Symmetry or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided, further, however, that such Indebtedness is Incurred within 270 days after such acquisition or construction of such assets.

“Qualified Capital Stock” of a Person means Capital Stock of such Person other than Disqualified Capital Stock; provided, however, that such Capital Stock shall not be deemed Qualified Capital Stock to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, Guaranteed or advanced by such Person or any Subsidiary of such Person (including in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Capital Stock refers to Qualified Capital Stock of the Company.

“Qualified Equity Offering” means (x) any public issuance and sale of Symmetry’s common stock by Symmetry or (y) the exercise by the holder or holders thereof of all or any portion of the Existing Warrants; provided, however, that cash proceeds received by Symmetry therefrom equal to not less than 100% of the aggregate principal amount of any Securities to be redeemed are received by the Company as a contribution to its common equity capital. Notwithstanding the foregoing, the term “Qualified Equity Offering” shall not include: (1) any issuance and sale with respect to common stock registered on Form S-4 or Form S-8; or (2) any issuance and sale to any Subsidiary of Symmetry.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by Symmetry or any Restricted Subsidiary pursuant to which Symmetry or any Restricted Subsidiary may sell, convey, contribute to capital or otherwise transfer to a Receivables Entity, or may grant a security interest in and/or pledge, any Receivables or interests therein and any assets related thereto, including, without limitation, all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any Guarantees, indemnities, warranties or other obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the “Related Assets”), which transfer, grant of security interest or pledge is funded in whole or in part, directly or indirectly, by the Incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests, or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in Receivables and Related Assets, it being understood that a Qualified Receivables Transaction may involve:

(93)                            one or more sequential transfers of pledges of the same Receivables and Related Assets, or interests therein; and

(94)                            periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein; provided that:

(A)                              the Board of Directors of Symmetry or any Restricted Subsidiary which is party to such Qualified Receivables Transaction shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to Symmetry or such Restricted Subsidiary as applicable, and the Receivables Entity; and

(B)                                the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors of Symmetry or any Restricted Subsidiary which is party to such Qualified Receivables Transaction).

The grant of a security interest in any accounts receivable of Symmetry or of any Restricted Subsidiary to secure Indebtedness pursuant to the Credit Agreement shall not be deemed a Qualified Receivables Transaction.

“Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance) of Symmetry or any Restricted Subsidiary, whether now existing or arising in the future.

“Receivables Entity” means any Person formed for the purposes of engaging in a Qualified Receivables Transaction with Symmetry or a Restricted Subsidiary that engages in no activities other than in connection with the financing of Receivables of Symmetry and the Restricted Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Restricted Subsidiary that is the direct parent company of such Receivables Entity, or, if the Receivables Entity is not a Subsidiary of Symmetry, by the Board of Directors of any Restricted Subsidiary participating in such Qualified Receivables Transaction (in each case as provided below), as a Receivables Entity and:

(95)                            no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(A)                              is Guaranteed by Symmetry or any Restricted Subsidiary other than a Receivables Entity (excluding any Guarantees (other than Guarantees of the principal of, and interest on, Indebtedness and Guarantees of collection on Receivables) pursuant to Standard Securitization Undertakings);

(B)                                is recourse to or obligates Symmetry or any Restricted Subsidiary (other than a Receivables Entity) in any way other than pursuant to Standard Securitization Undertakings; or

(C)                                subjects any property or asset of Symmetry or any Restricted Subsidiary other than a Receivables Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);

(96)                            with which neither Symmetry nor any Restricted Subsidiary other than a Receivables Entity has any material contract, agreement, arrangement or understanding other than on terms which Symmetry reasonably believes to be no less favorable to Symmetry or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Symmetry; and

(97)                            to which neither Symmetry nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings).

Any such designation by the Board of Directors of the applicable Restricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of such Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Receivables Financing” means any transaction (including, without limitation, any Qualified Receivables Transaction) pursuant to which Symmetry or any Restricted Subsidiary may sell, convey or otherwise transfer or grant a security interest in any Receivables or Related Assets of the type specified in the definition of “Qualified Receivables Transaction”.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of Symmetry or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(98)                            such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(99)                            such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(100)                      such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(101)                      if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;

and provided further that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of Symmetry or (B) Indebtedness of Symmetry or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means the Registration Rights Agreement dated November 15, 2007, among Symmetry, Holdings, the Company, J.P. Morgan Securities Inc. and CIBC World Markets Corp.

“Registration Statement” has the meaning assigned to such term in the Registration Rights Agreement.

“Related Assets” has the meaning assigned to such term in the definition of the term “Qualified Receivables Transaction”.

“Related Business” means any business in which Symmetry or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related ancillary or complementary to such business.

“Reorganization Transactions” means the transactions described in the Plan of Arrangement entered into pursuant to the Arrangement Agreement.

“Restricted Payment” with respect to any Person means:

(102)                      the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to Symmetry or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(103)                      the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of Symmetry, Holdings or the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary (other than Holdings or the Company) held by any Affiliate of Symmetry (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Symmetry, Holdings or the Company that is not Disqualified Stock);

(104)                      the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of Symmetry, the Company or any Subsidiary Guarantor (other than (A) from

Symmetry or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(105)                      the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means Holdings, the Company and any other Subsidiary of Symmetry that is not an Unrestricted Subsidiary.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by Symmetry or a Restricted Subsidiary on the Issue Date or thereafter acquired by Symmetry or a Restricted Subsidiary whereby Symmetry or a Restricted Subsidiary transfers such property to a Person and Symmetry or a Restricted Subsidiary leases it from such Person, other than leases between Symmetry and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

“SEC” means the U.S. Securities and Exchange Commission.

“Second-Priority Assets” means any and all of the following assets and properties owned by the Company or any Guarantor, whether owned on the Issue Date or thereafter acquired: (i) Accounts and other rights to payment, in each case for the sale of Inventory or the performance of services, whether or not earned by performance, and related Records; (ii) Chattel Paper; (iii) Deposit Accounts (other than the Notes Collateral Account); (iv) cash, checks and other negotiable instruments, funds and other evidences of payment (excluding any cash or other assets held in the Notes Collateral Account in accordance with this Indenture); (v) all Inventory; (vi) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (i) through (v), Documents, General Intangibles, Instruments, Investment Property and Letter of Credit Rights; (vii) books and records related to the foregoing; (viii) collateral security and guarantees given by any Person with respect to any of the foregoing; and (ix) Proceeds, including insurance Proceeds, of any and all of the foregoing. Capitalized terms used in this definition but not defined in this Indenture have the meanings assigned to such terms in the Collateral Agreement.

“Second-Priority Collateral” means any and all of the Second-Priority Assets in which the Trustee, for the benefit of the Secured Parties, has a second-priority security interests securing the Notes Obligations.

“Secured Parties” means (i) the Holders, (ii) the Trustee, (iii) the Collateral Agent, (iv) the Canadian Collateral Agent, (v) each other Person that holds, or is an obligee in respect of, any Notes Obligations and (vi) the successors and assigns of each of the foregoing.

“Securities” means the Initial Securities and the Exchange Securities.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the Collateral Agreement and one or more other security agreements, control agreements, pledge agreements, mortgages, deeds of trust and collateral assignments entered into by the Company, the Guarantors and the Collateral Agent, or any of them, defining the terms of the security interests in the First-Priority Assets and the Second-Priority Assets that secure the Notes Obligations.

“Senior Indebtedness” means with respect to any Person:

(106)                      Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(107)                      all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Subsidiary Guaranty of the Securities of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(A)                              any obligation of such Person to the Company or any Subsidiary of the Company;

(B)                                any liability for Federal, state, local or other taxes owed or owing by such Person;

(C)                                any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(D)                               any Capital Stock;

(E)                                 any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or

(F)                                 that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

“Shelf Registration Statement” has the meaning assigned to such term in the Appendix.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of Symmetry within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Special Purpose Holdco” means a Subsidiary of Symmetry that (i) is not engaged in any business or activity other than the ownership of Capital Stock in any Subsidiary that is a Non-Wholly Owned Subsidiary or any Person that is not a Subsidiary, and activities incidental thereto, (ii) does not own any assets other than the Capital Stock referred to in clause (i) above and any contract rights under joint venture or other similar agreements relating thereto and (iii) owes no Indebtedness and has no other liabilities (other than liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by Symmetry or any Subsidiary of Symmetry (other than a Receivables Entity) which are customary in connection with any Qualified Receivables Transaction.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation”  means, with respect to any Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Note Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by: (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

“Subsidiary Guarantor”  means each Subsidiary of Symmetry that executes this Indenture as a Guarantor and each other Subsidiary of Symmetry that thereafter Guarantees the Securities pursuant to the terms of this Indenture.

“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.

“Temporary Cash Investments” means any of the following:

(108)                      any investment in direct obligations of the United States of America or Canada or any agency thereof or obligations Guaranteed by the United States of America or Canada or any agency thereof;

(109)                      investments in demand and time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits maturing within

180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof, Canada, any province thereof, or any other foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(110)                      repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(111)                      investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard and Poor’s Ratings Group;

(112)                      investments in securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.;

(113)                      investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above;

(114)                      in the case of any Foreign Restricted Subsidiary, investments: (a) in direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Restricted Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof); provided that such obligations have a rating of “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), or the equivalent thereof from comparable foreign rating agencies, or (b) of the type and maturity described in clauses (1) through (5) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies; and

(115)                      investments in mutual funds whose investment guidelines restrict such funds’ investments to those described in clauses (1) through (5) above.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as amended from time to time.

“Transactions” means (i) the entry into the Indenture and the offer and issuance of the Initial Securities, (ii) entry into the Credit Agreement and the Incurrence of Indebtedness by Symmetry and certain of its Subsidiaries thereunder on the Issue Date and (iii) the other transactions described in the “Summary—The transactions” section in the Offering Memorandum.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means any officer of the Trustee having direct responsibility for the administration of this Indenture.

“Unrestricted Subsidiary” means:

(116)                      any Subsidiary of Symmetry that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Symmetry in the manner provided below; and

(117)                      any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of Symmetry may designate any Subsidiary of Symmetry (including any newly acquired or newly formed Subsidiary of Symmetry but excluding the Company, Novamerican Steel and Holdings) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, Symmetry or any other Subsidiary of Symmetry that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.  The Board of Directors of Symmetry may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.03 and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of Symmetry shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of such Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described under Section 4.03, whenever it is necessary to determine whether Symmetry or the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying and similar shares) is owned by Symmetry or one or more other Wholly Owned Subsidiaries.

SECTION 1.02.                            Other Definitions.

Term	Defined in Section

“Affiliate Transaction”	4.08(a)

“Appendix”	2.01

“Bankruptcy Law”	6.01

“Change of Control Offer”	4.12(b)

“covenant defeasance option”	8.01(b)

“Custodian”	6.01

“Event of Default”	6.01

“Guaranteed Obligations”	10.01

“Intercompany Note Offer Amount”	4.15(d)(3)

“Intercompany Note Offer Period”	4.15(d)(3)

“Intercompany Note Purchase Date”	4.15(d)(2)

“legal defeasance option”	8.01(b)

“Offer”	4.06(d)

“Offer Amount”	4.06(e)(2)

“Offer Period”	4.06(e)(2)

“Paying Agent”	2.03

“Purchase Date”	4.06(e)(1)

“Registrar”	2.03

“Successor Company”	5.01(a)(1)

“Symmetry”	Preamble

SECTION 1.03.                            Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Note Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04.                 Rules of Construction.  Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  “including” means including without limitation;

(5)                                  words in the singular include the plural and words in the plural include the singular;

(6)                                  unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7)                                  secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8)                                  the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9)                                  the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(10) all references to the date the Securities were originally issued shall refer to the Issue Date.

Article 2

The Securities

SECTION 2.01.                            Form and Dating.  Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture.  The Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  Each Security shall be dated the date of its authentication.  The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

SECTION 2.02.                            Execution and Authentication.  Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03.                            Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Company or any Wholly Owned Subsidiary that is a Domestic Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

SECTION 2.04.                            Paying Agent To Hold Money in Trust.  Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05.                            Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.06.                            Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer.  When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met.  When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.07.                            Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced.  The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional Obligation of the Company.

SECTION 2.08.                            Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09.                            Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10.                            Cancellation.  The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation, in each case in accordance with its customary procedures, and, upon the Company’s written request, the Trustee shall deliver a certificate of such destruction to the Company unless the Company directs the Trustee in writing to deliver canceled Securities to the Company.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11.                            Defaulted Interest.  If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12.                            CUSIP Numbers, ISINs, etc.  The Company in issuing the Securities may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.

Article 3

Redemption

SECTION 3.01.                            Notices to Trustee.  If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02.                            Selection of Securities to Be Redeemed.  If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata to the extent practicable.  The Trustee shall make the selection from outstanding Securities not previously called for redemption; provided that, notwithstanding anything to the contrary herein, no Securities held by the Company may be selected for redemption.  The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000.  Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03.                            Notice of Redemption.  At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1)                                  the redemption date;

(2)                                  the redemption price;

(3)                                  the name and address of the Paying Agent;

(4)                                  that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)                                  if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)                                  that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)                                the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and

(8)                                that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04.                            Effect of Notice of Redemption.  Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.                            Deposit of Redemption Price.  Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06.                 Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Article 4

Covenants

SECTION 4.01.                            Payment of Securities.  The Company shall promptly pay the principal of and interest and additional interest, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal, interest and additional interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02.                            SEC Reports.  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filings) and, in any event, will provide the Trustee and the Holders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections; provided, however, that the requirements of this sentence shall be met, if the Company is exempt from the requirements of Sections 13(a) or 15(d) of the Exchange Act under Section 12h-5 of the Exchange Act (or any successor provisions thereto) or provides such annual reports and such information, documents and other reports to the Trustee and the Holders, so long as (a) Symmetry files such annual reports and such information, documents and other reports with the SEC, (b) Symmetry, the Company and each Subsidiary Guarantor are in compliance with the requirements set forth in Rule 3-10 (or any successor provision thereto) of Regulation S-X under the Exchange Act and (c) the Company provides the Trustee and Holders with such annual reports and such information, documents and other reports.  If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the reports specified in the preceding sentence on its website within the time periods that would apply if the Company were required to file those reports with the SEC.  Notwithstanding the foregoing, the Company may satisfy such requirements prior to the effectiveness of the Shelf Registration Statement or the Exchange Offer Registration Statement by filing with the SEC the Shelf Registration Statement or the Exchange Offer Registration Statement, to the extent that any such Registration Statement contains substantially the same information as would by required to be filed by the Company if it were subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, and by providing the Trustee and the Holders with such Registration Statement (and any amendments thereto) promptly following the filing thereof.

At any time that any of Symmetry’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of the financial condition and results of operations of Symmetry and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries; provided, however, that the Company will only be required to comply with the provisions of this paragraph to the extent (x) the total assets of all the Unrestricted Subsidiaries exceeds 5% of the total assets of Symmetry and its Subsidiaries on a consolidated basis as of the end of the applicable quarterly or annual period, or (y) the combined EBITDA of all the Unrestricted Subsidiaries exceeds 5% of the EBITDA of Symmetry and its Subsidiaries for the twelve-month period ended on the last day of the applicable quarter or fiscal year.

In addition, the Company will furnish to the Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.  The Company also shall comply with the other provisions of TIA § 314(a).

The delivery of any information, documents or reports to the Trustee pursuant to this Section 4.02 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any such information or any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate in accordance with Section 7.01).

SECTION 4.03.                            Limitation on Indebtedness.  (a)  Symmetry shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Symmetry, the Company and any Subsidiary Guarantor shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.00 to 1.00.

(b)                                 Notwithstanding Section 4.03(a), Symmetry and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

(1)                                  Indebtedness Incurred pursuant to the Credit Agreement; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (i) $175,000,000 less the sum of all principal payments with respect to such Indebtedness made pursuant to paragraph (b)(3)(A) of Section 4.06 and (ii) the sum of (x) 70% of the book value of the inventory of Symmetry and the Restricted Subsidiaries and (y) 85% of the book value of the accounts receivable of Symmetry and the Restricted Subsidiaries (in the case of each of clauses (x) and (y) above, determined based on the consolidated balance sheet of Symmetry for the fiscal quarter most recently ended on or prior to the date on which such Indebtedness is Incurred for which financial statements are publicly available);

(2)                                  Indebtedness owed to and held by Symmetry or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to Symmetry or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities, (C) if a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Guarantor with respect to its Note Guarantee and (D) if Novamerican Steel is the obligor on such Indebtedness and such Indebtedness is owed to a Restricted Subsidiary that is not the Company or a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Intercompany Obligations;

(3)                                  Indebtedness represented by the Securities;

(4)                                  Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));

(5)                                  Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired (directly or indirectly) by Symmetry (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Symmetry); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, Symmetry would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

(6)                                  Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3), (4) or (5) of this Section 4.03(b) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(7)                                  Indebtedness consisting of Hedging Obligations in respect of (i) Hedging Agreements entered into in the ordinary course of business designed to hedge or mitigate risks to which Symmetry or any Restricted Subsidiary has actual exposure (other than in respect of Capital Stock or Indebtedness of Symmetry or any of its Subsidiaries), and not for the purpose of speculation, and (ii) Hedging Agreements entered into in the ordinary course of business to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Symmetry or any Restricted Subsidiary; provided, however, that in the case of Hedging Obligations relating to interest rates, (A) such Hedging Obligations relate to payment obligations in respect of Indebtedness otherwise permitted to be Incurred under this Section 4.03 and (B) the notional principal amount of such Hedging Obligations at the time Incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(8)                                  Indebtedness (A) in respect of performance bonds, bid bonds, surety bonds, appeal bonds and bank guarantees and letters of credit (other than bank guarantees and letters of credit supporting other Indebtedness), in each case Incurred in the ordinary course of business, including those securing health, safety and environmental obligations in the ordinary course of business, and (B) owed to providers of workers’ compensation, health, disability, retirement or other employee benefits or casualty or liability insurance pursuant to reimbursement or indemnification obligations, including obligations in respect of letters of credit;

(9)                                  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(10)                            the Guarantee by Symmetry, the Company or any Subsidiary Guarantor of Indebtedness of Symmetry, the Company or any Subsidiary Guarantor that was permitted to be Incurred by another clause of this Section 4.03; provided, however, that, if the Indebtedness being Guaranteed is subordinated to or pari passu with the Securities, then the Guarantee thereof Incurred pursuant to this clause (10) shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;

(11)                            Purchase Money Indebtedness Incurred by Symmetry or any Restricted Subsidiary to finance the acquisition, construction, lease, repair or improvement by Symmetry or a Restricted Subsidiary of assets in the ordinary course of business, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, and Attributable Debt in respect of Sale/Leaseback Transactions in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed $10,000,000;

(12)                            Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to Symmetry or any Restricted Subsidiary (except for Standard Securitization Undertakings); provided, however, that after giving effect to any such Incurrence and the application of the net proceeds therefrom, the aggregate principal amount of all such Indebtedness shall not exceed an amount that, if added to the amount of Indebtedness outstanding under clause (1) of this Section 4.03(b), would exceed the aggregate amount of Indebtedness that could then be Incurred under such clause (1);

(13)                            Indebtedness Incurred by a Foreign Restricted Subsidiary in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (13) and then outstanding, does not exceed $5,000,000;

(14)                            Indebtedness arising from agreements of Symmetry or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case Incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary of Symmetry in accordance with the terms of this Indenture, other than Guarantees by Symmetry or any Restricted Subsidiary of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing the acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of Symmetry or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) in the case of a disposition, the maximum aggregate liability in respect of all such Indebtedness shall not exceed the gross proceeds, including the Fair Market Value of noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time such proceeds are received and without giving effect to any subsequent changes in value), actually received by Symmetry and the Restricted Subsidiaries in connection with such disposition; and

(15)                            Indebtedness of Symmetry or a Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of Symmetry and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (14) above or Section 4.03(a)), does not exceed $15,000,000.

(c)                                  Notwithstanding the foregoing, (i) none of Symmetry, the Company or any Subsidiary Guarantor shall Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of Symmetry, the Company or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Note Guarantee, as applicable, to at least the same extent as such Subordinated Obligations, and (ii) Novamerican Steel shall not Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any obligations of Novamerican Steel that are subordinated in right of payment to the Intercompany Obligations, unless such Indebtedness shall be subordinated to the Intercompany Obligations to at least the same extent as such subordinated obligations being Refinanced.

(d)                                 For purposes of determining compliance with this Section 4.03, (1) any Indebtedness outstanding on the Issue Date under the Credit Agreement after the application of the net proceeds from the sale of the Securities will be treated as Incurred on the Issue Date under clause (1) of Section 4.03(b) and any Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction that is outstanding on the Issue Date will be treated as Incurred under clause (12) of Section 4.03(b); (2) subject to clause (1) of this paragraph (d), if an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses; (3) subject to clause (1) of this paragraph (d), the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and (4) any Indebtedness originally classified as Incurred pursuant to one of the clauses in paragraph (b) above (other than pursuant to clause (1) or (12) of Section 4.03(b)) may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to Section 4.03(a) or another clause in Section 4.03(b) to the extent that such reclassified Indebtedness could be Incurred pursuant to such paragraph or clause at the time of such reclassification.

(e)                                  For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess, as appropriate, will be determined on the date such Refinancing Indebtedness is Incurred.

(f)                                    For purposes of determining the outstanding amount of Indebtedness under any clause of this Section 4.03, Guarantees, Liens or letter of credit obligations supporting any Indebtedness that is included in the calculation of the outstanding amount of Indebtedness shall not be included so long as Incurred by a Person that could have Incurred such Indebtedness pursuant to such clause.

SECTION 4.04.                            Limitation on Restricted Payments.  (a) Symmetry shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make a Restricted Payment if at the time Symmetry or such Restricted Subsidiary makes such Restricted Payment:

(1)                                  a Default shall have occurred and be continuing (or would result therefrom);

(2)                                  Symmetry is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

(3)                                  the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

(C)                                50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter of Symmetry immediately following the fiscal quarter of Symmetry during which the Issue Date occurs to the end of the most recent fiscal quarter of Symmetry ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(D)                               100% of the aggregate Net Cash Proceeds or Fair Market Value of any asset (other than cash or securities) received by Symmetry either (x) from the issuance or sale of its Qualified Capital Stock subsequent to the Issue Date or (y) as a contribution in respect of its Qualified Capital Stock from its shareholders subsequent to the Issue Date, but excluding in each case any Net Cash Proceeds that are used to redeem Securities pursuant to paragraph 5 of the Securities; plus

(E)                                 the amount by which Indebtedness of Symmetry or any Restricted Subsidiary is reduced on Symmetry’s consolidated balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of Symmetry or any Restricted Subsidiary convertible or exchangeable for Qualified Capital Stock of Symmetry (less the amount of any cash, or the fair value of any other property, distributed by Symmetry or any Restricted Subsidiary upon such conversion or exchange);

provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by Symmetry or any Restricted Subsidiary from the issuance or sale of such Indebtedness (excluding Net Cash Proceeds from issuances or sales to a Subsidiary of Symmetry or to an employee stock ownership plan or a trust established by Symmetry or any of its Subsidiaries for the benefit of their employees); plus

(F)                                 an amount equal to the sum of (x) the aggregate amount of cash and the Fair Market Value of any asset (other than cash or securities) received by Symmetry or any Restricted Subsidiary subsequent to the Issue Date with respect to Investments (other than Permitted Investments) made by Symmetry or any Restricted Subsidiary in any Person and resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, and (y) if the Company redesignates an Unrestricted Subsidiary to be a Restricted Subsidiary, the portion (proportionate to Symmetry’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by Symmetry or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b)                                 The provisions of Section 4.04(a) shall not prohibit:

(1)                                  any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Capital Stock of Symmetry or a substantially concurrent cash capital contribution received by Symmetry from its stockholders with respect to its Qualified Capital Stock; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3) and (B) the Net Cash Proceeds from such sale or exchange or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

(2)                                  any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of Symmetry, the Company, a Subsidiary Guarantor or Novamerican Steel made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3);

(3)                                  dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided that such dividend shall be included in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3);

(4)                                  so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of Symmetry or any of Symmetry’s Subsidiaries from employees, former employees, directors or former directors of Symmetry or any of Symmetry’s Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Symmetry under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $1,000,000 in any calendar year; and provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3);

(5)                                  the declaration and payment of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or would result therefrom); and provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3);

(6)                                  repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3);

(7)                                  cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Symmetry; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Directors of Symmetry); and provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3);

(8)                                  in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of Symmetry, the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Securities as a result of such Change of Control and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer; and provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3);

(9)                                  payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(2); provided, however, that no Default shall have occurred and be continuing (or would result therefrom); and provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3);

(10)                            Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (10), do not exceed $15,000,000; provided, however, that at the time of each such Restricted Payment and immediately after giving pro forma effect thereto, (A) no Default shall have occurred and be continuing and (B) Symmetry would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a); and provided further, however, that such Restricted Payment shall be included in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3);

(11)                            cash payments to the registered holders of the Existing Warrants in connection with the redemption by Symmetry of the Existing Warrants; provided that all such cash payments made pursuant to this clause (11) shall not exceed $275,000 in the aggregate; and provided further that such payments shall be included in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3);

(12)                            any dividend or distribution to all holders of shares of Symmetry’s common stock to redeem rights issued pursuant to any stockholder rights plan, “poison pill” or similar arrangement; provided that all such dividends and distributions made pursuant to this clause (12) shall not exceed $1,000,000 in the aggregate; and provided further that such payments shall be included in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3); or

(13)                            Restricted Payments made on the Issue Date as part of the Transactions; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 4.04(a)(3).

SECTION 4.05.                            Limitation on Restrictions on Distributions from Restricted Subsidiaries.  Symmetry shall not, and shall not permit any of the Restricted

Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any of the Restricted Subsidiaries to (a) pay dividends or make any other distributions on its Capital Stock to Symmetry or a Restricted Subsidiary or pay any Indebtedness owed to Symmetry or any Restricted Subsidiary (including Indebtedness under the Intercompany Notes), (b) make any loans or advances to Symmetry or any Restricted Subsidiary or (c) transfer any of its property or assets to Symmetry or any Restricted Subsidiary, except:

(1)                                  with respect to clauses (a), (b) and (c),

(G)                                any encumbrance or restriction pursuant to an agreement in effect or entered into on the Issue Date, and any encumbrance or restriction pursuant to the Security Documents or security documents entered into pursuant to the Credit Agreement (as the Credit Agreement is in effect on the Issue Date);

(H)                               any encumbrance or restriction with respect to Second-Priority Assets pursuant to a security agreement, pledge agreement or other similar or related document in connection with any Credit Agreement Obligation Incurred after the Issue Date;

(I)                                    any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Symmetry (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Symmetry) and outstanding on such date;

(J)                                   any encumbrance or restriction contained in an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A), (B) or (C) of clause (1) of this Section 4.05 or this clause (D) or contained in any amendment to an agreement referred to in clause (A), (B) or (C) of clause (1) of this Section 4.05 or this clause (D); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment (i) are no more restrictive, taken as a whole, than the encumbrances and restrictions contained in such predecessor agreement and (ii) may restrict (x) the ability of Novamerican Steel to pay Indebtedness owed to Symmetry, the Company or any Subsidiary Guarantor or (y) the ability of Novamerican Steel to transfer any Intercompany Note Assets, in the case of each of clauses (x) and (y), only to the extent the terms of the Indebtedness being Refinanced contained a similar restriction;

(K)                               any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(L)                                 any encumbrance or restriction pursuant to applicable law, rule, regulation or order;

(M)                            restrictions on cash, cash equivalents, Temporary Cash Investments or other deposits or net worth imposed under contracts entered into the ordinary course of business, including such restrictions imposed by customers or insurance, surety or bonding companies;

(N)                               any encumbrance or restriction with respect to a Foreign Restricted Subsidiary entered into the ordinary course of business or pursuant to the terms of Indebtedness that was Incurred by such Foreign Restricted Subsidiary in compliance with the terms of this Indenture; provided that, in the case of Novamerican Steel, such encumbrance or restriction does not restrict its ability to pay Indebtedness owed to Symmetry, the Company or any Subsidiary Guarantor;

(O)                               provisions contained in any license, permit or other accreditation with a regulatory authority entered into the ordinary course of business;

(P)                                 provisions in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(Q)                               customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered in the ordinary course of business; and

(R)                                any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Entity or any Standard Securitization Undertaking, in each case in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity and Receivables and Related Assets;

(2)                                  with respect to clause (c) only,

(S)                                 any encumbrance or restriction consisting of customary provisions in leases governing leasehold interests or licenses of intellectual or other property to the extent such provisions restrict the transfer or use of the lease or license, as applicable, or the property leased or licensed, as applicable, thereunder; and

(T)                                any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

SECTION 4.06.                            Limitation on Sales of Assets and Subsidiary Stock.  (a)  Symmetry shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition with respect to First-Priority Assets or the Non-ABL Intercompany Note Assets, unless:

(1)                                  Symmetry or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition;

(2)                                  at least 75% of the consideration received therefor by Symmetry or such Restricted Subsidiary is in the form of (A) cash or cash equivalents, (B) First-Priority Assets to be used in a Related Business, to the extent they are added to the First-Priority Collateral reasonably promptly after the acquisition, (C) in the case of Intercompany Note Collateral, Intercompany Note Assets to be used in a Related Business, to the extent that they are added to the Intercompany Note Collateral reasonably promptly after the acquisition, or (D) Capital Stock in one or more Persons engaged in a Related Business that are or thereby become Wholly Owned Subsidiaries;

(3)                                  to the extent that Capital Stock of a Person is received by Symmetry and the Restricted Subsidiaries pursuant to clause (2)(D) above, assets of such Person that qualify as First-Priority Assets with a Fair Market Value equal to or greater than (A) 75% of the Fair Market Value of the First-Priority Assets that are the subject of such Asset Disposition less (B) the Fair Market Value of any consideration received by Symmetry and the Restricted Subsidiaries pursuant to clause (2)(A) or (B) above are added to the First-Priority Collateral reasonably promptly after the acquisition; and

(4)                                  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Symmetry or such Restricted Subsidiary, as the case may be:

(A)                              first, to the extent Symmetry or such Restricted Subsidiary so elects, to acquire Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided that such Additional Assets constitute (x) First-Priority Assets that are added to the First-Priority Collateral reasonably promptly after their acquisition, (y) in the case of Non-ABL Intercompany Note Assets, Non-ABL Intercompany Note Assets that are added to the Intercompany Note Collateral reasonably promptly after their acquisition, or (z) Capital Stock of a Wholly Owned Subsidiary with assets that qualify as First-Priority Assets to the extent that such First-Priority Assets, together with any First-Priority Assets described in clause (x) above and any assets comprising Intercompany Note Collateral described in clause (y) above, have a Fair Market Value equal to or greater than the Net Available Cash applied pursuant to this clause (A) and such First-Priority Assets are added to the First-Priority Collateral reasonably promptly after the acquisition;

(B)                                second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above, to make an offer to purchase the Securities and any Other First-Priority Obligations pursuant to and subject to the conditions set forth in clause (d) of this Section 4.06; and

(C)                                third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, for any general corporate purpose not restricted by the terms of this Indenture;

provided that pending the final application of any such Net Available Cash, (x) in the case of Net Available Cash from any Asset Disposition of First-Priority Assets, it is deposited in the Notes Collateral Account and pledged as additional First-Priority Collateral, and (y) in the case of Net Available Cash from any Asset Disposition of Non-ABL Intercompany Note Assets, it is deposited in the Intercompany Note Collateral Account and pledged as additional Intercompany Note Collateral.

(b)                                 Symmetry shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition (other than an Asset Disposition subject to Section 4.06(a)), unless:

(1)                                  other than in the case of any Permitted Factoring Transaction, Symmetry or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition;

(2)                                  at least 75% of the consideration received therefor by Symmetry or such Restricted Subsidiary is in the form of (A) cash or cash equivalents or (B) Additional Assets; and

(3)                                  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Symmetry (or such Restricted Subsidiary, as the case may be),

(A)                              first, to the extent that Symmetry or such Restricted Subsidiary so elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase any Credit Agreement Obligations or any Indebtedness (other than any Preferred Stock) of a Restricted

Subsidiary (other than the Company) that is not a Subsidiary Guarantor (in each case other than Indebtedness owed to Symmetry or an Affiliate of Symmetry) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B)                                second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above, to the extent Symmetry or such Restricted Subsidiary so elects, to acquire Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(C)                                third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to make an offer to the Holders (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase Securities (and such other Senior Indebtedness of the Company pursuant to and subject to the conditions contained in this Indenture and clause (d) of this Section 4.06);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, Symmetry or such Restricted Subsidiary shall cause the related loan commitment (if any) to be reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this paragraph (b), Symmetry and the Restricted Subsidiaries shall not be required to apply any Net Available Cash from Asset Dispositions in accordance with this paragraph (b) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this paragraph (b) exceeds $5,000,000. Pending application of Net Available Cash pursuant to this paragraph (b), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.

(c)                                  For the purposes of this Section 4.06, the following are deemed to be cash or cash equivalents:

(1)                                  the assumption or discharge of Indebtedness of Symmetry or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock of Symmetry or Preferred Stock of a Subsidiary Guarantor or Novamerican Steel) and the release of Symmetry or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; provided that, with respect to any Asset Disposition subject to paragraph (a) above, such liabilities constituted trade payables or First-Priority Obligations; and

(2)                                  any securities received by Symmetry or any Restricted Subsidiary from the transferee that are converted by Symmetry or such Restricted Subsidiary into cash within 90 days after such Asset Disposition, to the extent of the cash received in that conversion.

For the purposes of this Section 4.06, any sale by Symmetry or a Restricted Subsidiary of the Capital Stock of a Restricted Subsidiary that owns assets constituting First-Priority Assets, Second-Priority Assets, Non-ABL Intercompany Note Assets or Canadian ABL Assets shall be deemed to be a sale of such First-Priority Assets, Second-Priority Assets, Non-ABL Intercompany Note Assets or Canadian ABL Assets (or, in the event of a Restricted Subsidiary that owns assets that include all or any combination of First-Priority Assets, Second-Priority Assets, Non-ABL Intercompany Note Assets or Canadian ABL Assets, a separate sale of each of such First-Priority Assets, Second-Priority Assets, Non-ABL Intercompany Note Assets and Canadian ABL Assets). If any such sale (or a sale of assets that includes all or any combination of First-Priority Assets, Second-Priority Assets, Non-ABL Intercompany Note Assets and Canadian ABL Assets), the proceeds received by Symmetry and the Restricted Subsidiaries in respect of such sale shall be allocated to the First-Priority Assets, Second-Priority Assets, Non-ABL Intercompany Note Assets and Canadian ABL Assets in accordance with their respective fair market values, which shall be determined by the Board of Directors of Symmetry or an independent third party.  In addition, for purposes of this Section 4.06, any sale by Symmetry or any Restricted Subsidiary of the Capital Stock of any Person that does not own any assets constituting First-Priority Assets or Non-ABL Intercompany Note Assets will not be subject to paragraph (a) above, but rather will be subject to paragraph (b) above.

(d)                                 In the event of an Asset Disposition that requires the purchase of Securities (and, in the case of clause (a)(4)(B) above, Other First-Priority Obligations, and, in the case of clause (b)(3)(C) above, other Senior Indebtedness of the Company) pursuant to clause (a)(4)(B) or (b)(3)(C) above, the Company shall purchase the Securities tendered pursuant to an offer by the Company for the Securities (and such Other First-Priority Obligations or Senior Indebtedness of the Company, as the case may be) (the “Offer”) at a purchase price of 100% of their principal amount (or, in the event such Other First-Priority Obligations or Senior Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued and unpaid interest (or, in respect of such Other First-Priority Obligations or Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Other First-Priority Obligations or Senior Indebtedness of the Company), in the case of the Securities, in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(e) (it being understood that the applicable Net Available Cash shall be applied ratably to the Securities and such Other First-Priority Obligations or Senior Indebtedness based on the respective amounts of the Securities and such Other First-Priority Obligations and Senior Indebtedness). If the aggregate purchase price of the Securities and, as applicable, Other First-Priority Obligations or Senior Indebtedness tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make any such Offer pursuant to this Section 4.06 if the Net Available

Cash available therefor is less than $5,000,000 (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).  Upon completion of such Offer, Net Available Cash will be deemed to be reduced by the aggregate amount of such Offer.

(e)                                  (1)  Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have its Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(d) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price.  The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company’s business subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in Section 4.06(e)(3).

(2)                                  Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Senior Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b), as applicable.  On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section.  If the Offer includes other Senior Indebtedness, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee.   Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company.  The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price.  In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

(3)                                  Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date.  Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.  Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(4)                                  At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section.  A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(f)                                    The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

SECTION 4.07.                 Limitation on Negative Pledges.   Symmetry shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of Symmetry or any Restricted Subsidiary to create, Incur or permit to exist (a) any Lien on any First-Priority Assets or Second-Priority Assets, in each case securing the Notes Obligations, and (b) any Lien on any Intercompany Note Collateral securing the Intercompany Obligations, except, in each case:

(1)                                  (A) any encumbrance or restriction pursuant to applicable law or any applicable rule, regulation or order or (B) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, and any encumbrance or restriction pursuant to the Security Documents or security documents entered into pursuant to the Credit Agreement (as the Credit Agreement is in effect on the Issue Date);

(2)                                  any encumbrance or restriction contained in an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) of this Section 4.07 or this clause (2) or contained in any amendment to an agreement referred to in clause (1) of this Section 4.07 or this clause (2); provided, however, that the encumbrances and restrictions contained in any such agreement or amendment are no more restrictive, taken as a whole, than the encumbrances and restrictions contained in such predecessor agreement;

(3)                                  with respect to a Restricted Subsidiary, any customary restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; or

(4)                                  customary restrictions and conditions provided by the terms of any (i) Permitted Lien (or the agreements governing any Indebtedness to which such Permitted Lien relates) described under clause (6) or (10) of the definition thereof or, to the extent Incurred in connection with Refinancing Indebtedness that Refinances the Indebtedness secured by such Permitted Lien, Permitted Liens described under clause (6), (10) or (13) of the definition thereof; provided that such restrictions or conditions apply only to the property or assets that are the subject of such Permitted Lien and such restrictions and conditions are no more restrictive than those provided by the terms of the Permitted Lien (or the agreements governing any Indebtedness to which such Permitted Lien relates); and (ii) agreement governing any Indebtedness permitted by clauses (5) and (6) (only as it relates to clause (5) thereof) of Section 4.03(b); provided that such restrictions or conditions apply only to the property or assets of the applicable Restricted Subsidiary and any such restrictions and conditions provided by the terms of any Refinancing Indebtedness with respect to any such Indebtedness are no more restrictive than those provided by the terms of the Indebtedness being Refinanced.

SECTION 4.08.                 Limitation on Affiliate Transactions.  (a)  Symmetry shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any of its Affiliates (an “Affiliate Transaction”) unless: (1) the terms of the Affiliate Transaction are no less favorable to Symmetry or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate; (2) if such Affiliate Transaction involves an amount in excess of $5,000,000, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of Symmetry disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) of this paragraph (a) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of Symmetry; and (3) if such Affiliate Transaction involves an amount in excess of $15,000,000, the Board of Directors of Symmetry shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to Symmetry and the Restricted Subsidiaries or is not less favorable to Symmetry and the Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b)                                 Section 4.08(a) shall not prohibit (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to (but only to the extent included in the calculation of the amount of Restricted Payments made pursuant to paragraph (a)(3) of) Section 4.04; (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of Symmetry; (3) the payment of reasonable fees and expenses and reasonable and customary indemnities to members of the Board of Directors of Symmetry and the Restricted Subsidiaries who are not employees of Symmetry or any of the Restricted Subsidiaries; (4) any transaction with Symmetry, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because Symmetry or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity; (5) the issuance or sale of any Capital Stock (other than Disqualified Stock) of Symmetry; (6) transactions with customers, clients, vendors, suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business (including pursuant to joint venture agreements); (7) any transaction on arm’s-length terms with any non-Affiliate that becomes an Affiliate as a result of such transactions; (8) the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and benefits plans) and indemnities to officers and employees of Symmetry and the Restricted Subsidiaries as determined in good faith by the Board of Directors of Symmetry; and (9) any transaction effected as part of a Qualified Receivables Transaction.

SECTION 4.09.                 Limitation on Line of Business.  Symmetry shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

SECTION 4.10.                 Limitation on Liens.  Symmetry shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens.

SECTION 4.11.                 Limitation on Sale/Leaseback Transactions.  Symmetry shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1)                                  Symmetry or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant Section 4.03 and (B) create a Lien on such property securing such Attributable Debt pursuant to Section 4.10;

(2)                                  the net proceeds received by Symmetry or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(3)                                  Symmetry or such Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.06;

provided, however, that this Section 4.11 shall not apply to the Issue Date Sale/Leaseback Transaction.

SECTION 4.12.                 Change of Control.  (a)  Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.12(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.12 in the event it has exercised its right to redeem all the Securities pursuant to paragraph 5 of the Securities.

(b)                                 Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)                                  that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof on the date of purchase, plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders on the relevant record date to receive interest on the relevant interest payment date);

(2)                                  the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3)                                  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)                                  the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

(c)                                  Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date.  Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

(d)                                 On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(e)                                  If the terms of the Credit Agreement prohibit the Company from making a Change of Control Offer or from purchasing the Securities pursuant thereto, prior to the mailing of the notice to Holders described in the preceding paragraph, but in any event within 30 days following any Change of Control, the Company shall:

(1)                                  repay in full all Indebtedness outstanding under the Credit Agreement or offer to repay in full all such Indebtedness and repay the indebtedness of each Lender who has accepted such offer; or

(2)                                  obtain the requisite consent under the Credit Agreement to permit the purchase of the Securities as described above.

The Company must first comply with the first sentence of this clause (e) before it shall be required to purchase Securities in the event of a Change of Control; provided, however, that the Company’s failure to comply with the first sentence of this clause (e) or to make a Change of Control Offer because of any such failure shall constitute a default described in Section 6.01(4) (and not under Section 6.01(2)).

(f)                                    The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

SECTION 4.13.                 Future Guarantors and Liens.  Symmetry shall cause (a) each Restricted Subsidiary that Guarantees any Credit Agreement Obligations (other than Foreign Restricted Subsidiaries that Guarantee only the Credit Agreement Obligations of Foreign Subsidiaries), (b) each Domestic Subsidiary that is a Restricted Subsidiary that Incurs any Indebtedness (other than Indebtedness permitted to be Incurred pursuant to clause (2), (3), (7), (8), (9), (10), (12) or (14) of Section 4.03(b)) and (c) each Foreign Restricted Subsidiary that Guarantees any Indebtedness of Symmetry or any of the Domestic Subsidiaries to, in each case, reasonably promptly thereafter, (i) execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture, (ii) execute counterparts of or supplements to the Security Documents that grant to the Collateral Agent, for the benefit of the Secured Parties, a first-priority security interest in all First-Priority Assets owned by such Subsidiary, subject to Permitted Liens and the Intercreditor Agreement, (iii) execute counterparts of or supplements to the Security Documents that grant to the Collateral Agent, for the benefit of the Secured Parties, a second-priority security interest in all Second-Priority Assets owned by such Subsidiary, subject to Permitted Liens and the Intercreditor Agreement, and (iv) so long as any Credit Agreement Obligations shall be outstanding, or any commitment to extend credit that would give rise to Credit Agreement Obligations shall be in effect, execute counterparts of or supplements to the Intercreditor Agreement; provided, however, that any Non-Wholly Owned Subsidiary (or any Special Purpose Holdco with respect to such Non-Wholly Owned Subsidiary) will not be required to become a Subsidiary Guarantor and comply with clauses (i), (ii), (iii) and (iv) above if the organizational documents thereof or any related joint venture or similar agreements prohibit such Non-Wholly Owned Subsidiary (or such Special Purpose Holdco) from becoming a party to the Guaranty Agreement without the prior consent of the equityholders thereof (other than Symmetry or any of its Subsidiaries); provided, further, that if (x) the combined EBITDA of all such Non-Wholly Owned Subsidiaries and Special Purpose Holdcos that do not become Subsidiary Guarantors pursuant to the preceding proviso exceed 15% of the EBITDA of Symmetry and its Restricted Subsidiaries for the most recently ended four consecutive fiscal quarter period of Symmetry for which financial statements are publicly available or (y) the total assets of all such Non-Wholly Owned Subsidiaries and Special Purpose Holdcos that do not become Subsidiary Guarantors pursuant to the preceding proviso exceeds 15% of the total assets of Symmetry and its Restricted Subsidiaries as of the last day of the most recently ended fiscal quarter period of Symmetry for which financial statements are publicly available, then Symmetry shall cause some or all of such Non-Wholly Owned Subsidiaries and Special Purpose Holdcos to become Subsidiary Guarantors so that the limits set forth in clauses (x) and (y) above are not exceeded.  Notwithstanding the foregoing, if granting the security interests by any Subsidiary as described in clause (ii) or (iii) above is not permitted in any respect by the terms of any encumbrance or restriction permitted under Section 4.07, such Subsidiary will not be required to grant such security interest to the extent not so permitted.

SECTION 4.14.                 Further Assurances.  If any assets constituting First-Priority Assets or Second-Priority Assets are acquired pursuant to Section 4.06 or any other material assets constituting First-Priority Assets or Second-Priority Assets are acquired by Symmetry, the Company or any Subsidiary Guarantor after the Issue Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon the acquisition thereof), Symmetry, the Company or such Subsidiary Guarantor shall give prompt notice thereof to the Trustee and shall execute and deliver such mortgages, deeds of trust, security instruments and financing statements as shall be reasonably necessary or requested by the Collateral Agent to vest in the Collateral Agent, for the benefit of the Secured Parties, a perfected first-priority security interest or second-priority security interest, as applicable, in each case subject to Permitted Liens and the Intercreditor Agreement, in such assets.

SECTION 4.15.      Intercompany Notes. (a)  Promptly after the making of each Intercompany Loan, Symmetry or the Company shall notify the Trustee of the amount of such Intercompany Loan, and the Company shall cause Novamerican Steel to issue to the Company one or more Intercompany Notes representing the full amount of such Intercompany Loan. Each Intercompany Note shall be in the form of Exhibit B, payable to the order of the Company upon demand and duly executed by Novamerican Steel. Each Intercompany Note will constitute a First-Priority Asset and shall be pledged and delivered by the Company to the Collateral Agent, for the benefit of the Secured Parties, as a part of the First-Priority Collateral, subject to Permitted Liens and the Intercreditor Agreement. The Intercompany Obligations in respect of each Intercompany Note shall be secured by the Intercompany Note Assets, subject to Permitted Liens and the limitations described below.

(b)           Notwithstanding anything to the contrary set forth in this Indenture or any Intercompany Note Document, the Intercompany Note Documents may include provisions to the effect that, if and for so long as the Canadian Collateral Agent determines that the cost of creating or perfecting Liens on, or obtaining title insurance, legal opinions or other deliverables with respect to, particular assets of Novamerican is excessive in view of the benefits to be obtained by the secured party thereunder, such Liens or deliverables shall not be required.

(c)           Neither Symmetry nor any Restricted Subsidiary shall (i) cause or permit the terms of any Intercompany Loan or Intercompany Note or any related document (including any Intercompany Note Security Document) to be amended, modified or waived in any respect (except that the Company and Novamerican Steel may agree to change the dates of payment of interest on, the rate at which interest accrues on, or the currency of payment of, or defer the payments of interest on, any Intercompany Note, and the Trustee may, without the consent of the Holders, approve any other amendment, modification or waiver that it determines is not adverse to the Holders), (ii) cancel or compromise any Intercompany Loan or Intercompany Note or contribute any Intercompany Note to the capital of Novamerican Steel or any other Subsidiary of Symmetry, (iii) transfer or assign, or create any consensual Lien on (other than pursuant to the Security Documents and the Credit Agreement), any Intercompany Loan or Intercompany Note or (iv) demand or accept any payment under any Intercompany Note (other than payments of interest when and as due and prepayments permitted under paragraph (d) below). In making any determination referred to in clause (i) above, the Trustee shall be entitled to rely on an Officers’ Certificate and an Opinion of Counsel, in each case, stating that the proposed amendment, modification or waiver is not adverse to the Holders. Subject to Section 7.01, the Trustee shall be fully protected in relying upon any such Officers’ Certificate or Opinion of Counsel.

(d)           In the case of the Intercompany Loan made on the Issue Date as part of the Transactions, neither Symmetry nor any Restricted Subsidiary shall cause or permit such Intercompany Loan or the Intercompany Note representing such Intercompany Loan to be prepaid or repaid (and the Company shall not demand prepayment or repayment) unless the proceeds of such prepayment or repayment are applied to (i) the Securities tendered pursuant to an offer by the Company for the

Securities (the “Intercompany Note Offer”) at a purchase price of 100% of their principal amount, without premium, plus accrued and unpaid interest, in accordance with the procedures set forth in paragraph (e) below, or (ii) redeem Notes in accordance paragraph 5 of the Securities.

(e)           (1) If the aggregate purchase price of the Securities tendered in connection with an Intercompany Note Offer exceeds the proceeds of the applicable prepayment or repayment of Intercompany Loans, the Company will select the Securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $1,000 principal amount or multiples thereof.

(2)           Promptly, and in any event within 10 days after the Company becomes obligated to make an Intercompany Note Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have its Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.15(e)(1) in the event the Intercompany Note Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Intercompany Note Purchase Date”) and shall contain such information concerning the business of the Company that the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, (B) a description of material developments in the Company’s business subsequent to the date of the latest of such Reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer.

(3)           Not later than the date upon which written notice of an Intercompany Note Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Intercompany Note Offer (the “Intercompany Note Offer Amount”), and (B) the compliance of with the provisions of Section 4.15(d). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Intercompany Note Purchase Date if funds are immediately available by open of business, an amount equal to the Intercompany Note Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Intercompany Note Offer remains open (the “Intercompany Note Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Intercompany Note Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Intercompany Note Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Intercompany Note Offer Period.

(4)           Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Intercompany Note Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Intercompany Note Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(5)           At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(6)           The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of its compliance with such securities laws or regulations.

(f)            If any assets constituting Intercompany Note Assets are acquired under Section 4.06 or any other material assets constituting Intercompany Note Assets are acquired by Novamerican Steel after the Issue Date (other than assets constituting Intercompany Note Collateral under the Intercompany Note Security Documents that become subject to the Lien of the Intercompany Note Security Documents upon the acquisition thereof), Novamerican Steel shall execute and deliver such mortgages, deeds of trust, security instruments and financing statements as shall be reasonably necessary or requested by the Canadian Collateral Agent to vest in the Canadian Collateral Agent, for the benefit of the Company (and its successors and assigns), a security interest, subject to Permitted Liens, in such assets.

SECTION 4.16.      Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an

Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

SECTION 4.17.      Further Instruments and Acts. Symmetry, the Company and the Subsidiary Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Article 5

Successor Company

SECTION 5.01.      When Symmetry, Holdings and the Company May Merge or Transfer Assets. (a)  None of Symmetry, Holdings or the Company shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1)           the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Symmetry, Holdings or the Company, as applicable) shall expressly assume, by an agreement supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of Symmetry, Holdings or the Company, as applicable, under the Securities, this Indenture and the Security Documents to which it is a party;

(2)           immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)           immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

(4)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental agreement (if any) comply with this Indenture; and

(5)           the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for

Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred;

provided, however, that clause (3) will not be applicable to (x) any consolidation, merger or transfer between Symmetry, Holdings or the Company and a Wholly Owned Subsidiary that is a Guarantor or (y) Symmetry, Holdings or the Company merging with an Affiliate of Symmetry, Holdings or the Company, as applicable, solely for the purpose and with the sole effect of reincorporating Symmetry, Holdings or the Company, as applicable, in another jurisdiction.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Symmetry, Holdings or the Company, which properties and assets, if held by Symmetry, Holdings or the Company, as applicable, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Symmetry, Holdings or the Company, as applicable, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Symmetry, Holdings or the Company, as applicable.

The Successor Company will be the successor to Symmetry, Holdings or the Company, as applicable, and shall succeed to, and be substituted for, and may exercise every right and power of, Symmetry, Holdings or the Company, as applicable, under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

(b)           Symmetry will not permit any Subsidiary Guarantor (other than Holdings) or Novamerican Steel to, consolidate with, amalgamate or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1)           except in the case of a Subsidiary Guarantor that has, or, in the case of Novamerican Steel, except if Novamerican Steel has, (x) been disposed of in its entirety to another Person (other than to Symmetry or an Affiliate of Symmetry), whether through a merger, consolidation or sale of Capital Stock or assets or (y) as a result of the disposition of all or a portion of its Capital Stock, ceased to be a Subsidiary of Symmetry, in both cases, if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that Symmetry and the Restricted Subsidiaries will comply with their obligations under Section 4.06. In respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume (A) in the case of a consolidation, merger, conveyance, transfer or lease involving a Subsidiary Guarantor, by a Guaranty Agreement and a supplement to the Security Documents to which such Subsidiary is a party, in a form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary under its Note Guarantee and such Security Documents and (B) in the case of a consolidation, merger, amalgamation, conveyance, transfer or lease involving Novamerican Steel, by one or more Intercompany Notes, all the Intercompany Obligations;

(2)           immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3)           the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such Guaranty Agreement or supplement to such Security Documents or new Intercompany Note, as applicable, complies with this Indenture.

Article 6

Defaults and Remedies

SECTION 6.01.      Events of Default. An “Event of Default” occurs if:

(1)           the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(2)           the Company defaults in the payment of principal of any Security at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)           Symmetry, the Company, any Subsidiary Guarantor or Novamerican Steel fails to comply with Section 5.01;

(4)           Symmetry or any Restricted Subsidiary fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 or 4.15 (other than a failure to purchase Securities when required under Section 4.06, 4.12 or 4.15) and such failure continues for 30 days after the notice specified below;

(5)           Symmetry, the Company, any Subsidiary Guarantor or Novamerican Steel fails to comply with its other agreements contained in the Securities, this Indenture, the Security Documents, the Intercompany Notes or the Intercompany Note Security Documents (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

(6)           Indebtedness of Symmetry, the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10,000,000;

(7)           Symmetry, the Company, any Subsidiary Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(U)          commences a voluntary case;

(A)          consents to the entry of an order for relief against it in an involuntary case;

(B)           consents to the appointment of a Custodian of it or for any substantial part of its property; or

(C)           makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

(8)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(V)           is for relief against Symmetry, the Company, any Subsidiary Guarantor or any Significant Subsidiary in an involuntary case;

(A)          appoints a Custodian of Symmetry, the Company, any Subsidiary Guarantor or any Significant Subsidiary or for any substantial part of its property; or

(B)           orders the winding up or liquidation of Symmetry, the Company, any Subsidiary Guarantor or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

(9)           any judgment or decree for the payment of money in excess of $10,000,000 is entered against Symmetry, the Company, any Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed; or

(10)         (A) any Note Guarantee, or any Security Document executed by, or any security interest granted thereunder by, the Company or a Guarantor ceases to be in full force and effect (except as contemplated by the terms of this Indenture, the Security Documents, the Intercreditor Agreement or the Notes Guarantees), except (i) as a result of (x) the failure of the Collateral Agent to take any action reasonably requested by the Company in order to maintain a valid and perfected Lien on any Collateral or (y) any action taken by the Credit Agent or the Collateral Agent to release any Lien on any Collateral or (ii) Liens on any item of Collateral with a fair market value not exceeding $500,000; provided that the fair market value of all such Collateral shall not exceed $5,000,000 in the aggregate, (B) the Company or any Guarantor or Person acting by or on behalf of the Company or such Guarantor denies or disaffirms the obligations of the Company or such Guarantor, as applicable, under this Indenture, any Note Guarantee or any Security Document, (C) any Intercompany Note or Intercompany Note Security Document executed by, or any security interest granted thereunder by, Novamerican Steel ceases to be in full force and effect (except as contemplated by the terms of this Indenture, such Intercompany Note, the Intercompany Note Security Documents or the Intercreditor Agreement), except (i) as a result of any action taken by the Trustee or the Canadian Collateral Agent to release any Lien on any Intercompany Note Collateral or (ii) Liens on any item of Intercompany Note Collateral with a fair market value not exceeding $500,000; provided that the fair market value of all such Intercompany Note Collateral shall not exceed $5,000,000 in the aggregate, (D) Novamerican Steel or any Person acting by or on behalf of Novamerican Steel denies or disaffirms the obligations of Novamerican Steel under any Intercompany Note or any Intercompany Note Security Document or (E) the Intercreditor Agreement ceases to be in full force and effect (except as contemplated by the terms of this Indenture, the Security Documents, the Intercreditor Agreement and the Note Guarantees).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clauses (4) or (5) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and such Default is not cured within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.

The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02.      Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration and (iii) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and other amounts due the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03.      Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture, including any action referred to in Section 11.05.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04.      Waiver of Past Defaults. Subject to Section 6.02, the Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.      Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.      Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(1)           the Holder has given to the Trustee written notice stating that an Event of Default is continuing;

(2)           the Holders of at least 25% in principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders have offered to the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)           the Trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)           the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07.      Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.      Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09.      Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10.      Priorities. If the Trustee collects any money or property pursuant to this Article 6 (including as a result of taking any action referred to in Section 11.05), it shall pay out the money or property in the following order:

FIRST:                    to the Trustee for amounts due under Section 7.07;

SECOND:               to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD:                  to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 6.12.      Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Article 7

Trustee

SECTION 7.01.      Duties of Trustee. (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)           the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1)           this paragraph does not limit the effect of paragraph (b) of this Section;

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)            Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h)           Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02.      Rights of Trustee. (a)  The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(e)           The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Company, the Guarantor and any other Person with respect thereto, or the perfection or priority of any security interest created in any of the Collateral or maintenance of any perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default, in each case other than as expressly set forth in Article 11.

(g)           The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(h)           Subject to Section 7.01(b)(2), the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

(i)            In no event shall the Trustee be liable, directly or indirectly, for any special, indirect or consequential damages, even if the Trustee has been advised of the possibility of such damages.

(j)            The Trustee may request that the Company or any Guarantor deliver an incumbency certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which incumbency certificate may be signed by any person authorized to sign an incumbency certificate, including any Person specified as so authorized in any such Officers’ Certificate previously delivered and not superseded.

(k)           The rights, privileges, protections, immunities and benefits provided to the Trustee hereunder (including its right to be indemnified) are extended to, and shall be enforceable by, the Trustee in its capacity as Trustee hereunder and to each of its agents, custodians and other Persons duly employed by the Trustee.

(l)            The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Trust Officer shall have received notice thereof in accordance with Section 12.02 (and such notice references the Securities and this Indenture). In the absence of any such notice, the Trustee may conclusively assume that no such Default or Event of Default exists.

SECTION 7.03.      Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.      Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05.      Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Holders.

SECTION 7.06.      Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the Issue Date, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07.      Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. Symmetry and the Company shall jointly and severally indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify Symmetry and the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Symmetry and the Company shall not relieve Symmetry or the Company of its obligations hereunder. Symmetry and the Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided, however, that neither Symmetry nor the Company shall be required to pay for any settlement made in connection with such claim without the consent of Symmetry or the Company (such consent not to be unreasonably withheld). Neither Symmetry nor the Company need to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08.      Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged bankrupt or insolvent;

(3)           a receiver or other public officer takes charge of the Trustee or its property; or

(4)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.      Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.      Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11.      Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

Article 8

Discharge of Indenture; Defeasance

SECTION 8.01.      Discharge of Liability on Securities; Defeasance. (a)  When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b)           Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all the obligations of the Company and the Guarantors under the Securities, this Indenture and the Security Documents (“legal defeasance option”) or (2) the obligations of the Company and the Guarantors under Sections 4.02, 4.03, 4.04, 4.05,

4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14 and 4.15 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9) and 6.01(10) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Guarantors) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8), 6.01(9)  6.01(10) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Guarantors) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor, if any, shall be released from all its obligations with respect to its Notes Guarantee and the Security Documents and the security interest in that portion of the Collateral that is owned by such Guarantor securing the Notes Obligations will be released.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)           Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.

SECTION 8.02.      Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1)           the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

(2)           the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

(3)           123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to Symmetry or the Company occurs which is continuing at the end of the period;

(4)           the deposit does not constitute a default under any other agreement binding on Symmetry or the Company;

(5)           the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(6)           in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the Issue Date there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(7)           in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

(8) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

Before or after a deposit, the Company may make arrangements reasonably satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

SECTION 8.03.      Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 8.04.      Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter,

Holders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05.      Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.      Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Article 9

Amendments

SECTION 9.01.      Without Consent of Holders. The Company, the Guarantors and the Trustee (and, with respect to the Security Documents and the Intercreditor Agreement, the Collateral Agent) may amend this Indenture, the Securities, the Security Documents and the Intercreditor Agreement without notice to or consent of any Holder:

(1)           to cure any ambiguity, omission, defect or inconsistency;

(2)           to comply with Article 5;

(3)           to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(4)           to add Guarantees with respect to the Securities, including any Subsidiary Guarantees;

(5)           to add to the covenants of Symmetry or any Restricted Subsidiary for the benefit of the Holders or to surrender any right or power conferred upon Symmetry, the Company, any Subsidiary Guarantor or Novamerican Steel;

(6)           to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

(7)           to make any change that does not adversely affect the rights of any Holder;

(8)           to conform the text of the Indenture, the Securities, any Notes Guarantee, any Security Document or the Intercreditor Agreement to any provision in the “Description of the Notes” section in the Offering Memorandum to the extent that such provision in the “Description of the Notes” section in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Securities, any Notes Guarantee, any Security Document or the Intercreditor Agreement;

(9)           to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

(10)         if necessary in connection with any addition or release of Collateral permitted under the terms of this Indenture, the Intercreditor Agreement and the Security Documents;

(11)         if Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Subsidiary of Symmetry due to the fact that such Subsidiary’s Capital Stock or other securities secure the Securities, to allow the release of the Lien of the Collateral Agent for the benefit of the Secured Parties on the shares of such Capital Stock or such securities (but only to the extent necessary so as not to be subject to such filing or requirement);

(12)         to add Intercompany Notes; or

(13)         in the case of the Intercreditor Agreement, in order to subject the security interests in the Collateral in respect of any Other First-Priority Obligations and Credit Agreement Obligations to the terms of the Intercreditor Agreement, in each case to the extent the Incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were permitted hereunder.

After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Subject to clauses (10) and (11) of Section 9.02, if the Company wishes under other circumstances to obtain an amendment or waiver or seek a consent under any Security Document, the Intercreditor Agreement, any Intercompany Note or any Intercompany Note Security Document, it will be entitled to do so if it mails written notice of its request to the Trustee and the Holders and it does not receive written objection from Holders of at least 25% in outstanding principal amount of the Securities within 20 Business Days after that mailing. If the Company receives such objections, then it will not be entitled to effect that amendment or waiver, and such consent will not be effective, unless the Company obtains the consent of Holders of a majority in outstanding principal amount of the Securities in accordance with Section 9.02.

SECTION 9.02.      With Consent of Holders. The Company, the Guarantors and the Trustee (or the Collateral Agent, as applicable) may amend this Indenture, the Securities, the Security Documents, the Intercreditor Agreement, the Intercompany Notes and the Intercompany Note Security Documents with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Holder affected thereby, an amendment or waiver may not:

(1)           reduce the amount of Securities whose Holders must consent to an amendment;

(2)           reduce the rate of or extend the time for payment of interest on any Security;

(3)           reduce the principal of or change the Stated Maturity of any Security;

(4)           change the provisions applicable to the redemption of any Security contained in Article 3 hereto or paragraph 5 of the Securities;

(5)           make any Security payable in money other than that stated in the Security;

(6)           impair the right of any Holder to receive payment of principal of and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(7)           make any changes in the ranking or priority of any Security that would adversely affect the Holders;

(8)           make any change in Section 6.04 or 6.07 or the second sentence of this Section;

(9)  make any change in, or release other than in accordance with this Indenture, any Note Guarantee that would adversely affect the Holders;

(10)  make any change in any Security Document, the Intercreditor Agreement or the provisions in this Indenture dealing with the Collateral or the Security Documents or the application of trust proceeds of the Collateral that would materially adversely affect the Holders or release all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture, the Security Documents and the Intercreditor Agreement) or change or alter the priority of the security interests in the Collateral in a manner that is adverse to the Holders; or

(11) make any change in the provisions in this Indenture or Intercreditor Agreement dealing with the Intercompany Note Collateral or the Intercompany Note Security Documents or the application of trust proceeds of the Intercompany Note Collateral that would materially adversely affect the Holders or release all or substantially all of the Intercompany Note Collateral from the Lien of the Intercompany Note Security Documents (except as permitted by the terms of this Indenture, the Intercompany Note Security Documents and the Intercreditor Agreement) or change or alter the priority of the security interests in the Intercompany Note Collateral.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03.      Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.      Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.      Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06.      Execution of Amendments. The Trustee shall (and, where applicable, shall direct the Collateral Agent and the Canadian Collateral Agent to) execute any amendment permitted pursuant to this Article 9; provided that none of the Trustee, the Collateral Agent or the Canadian Collateral Agent shall be obligated to (but may) execute any such amendment if it adversely affects the rights, duties, liabilities or immunities of the Trustee, the Collateral Agent or the Canadian Collateral Agent, as applicable. In executing (or directing the execution of) any such amendment, (i) the Trustee(and, in the case of any amendment to a Security Document, the Collateral Agent) shall be entitled to receive (in addition to the documents required by Section 12.04) an Officers’ Certificate and an Opinion of Counsel, in each case, stating that such amendment is authorized or permitted by this Indenture (and, subject to Section 7.01, the Trustee shall be fully protected in relying upon any such Officers’ Certificate or Opinion of Counsel), and (ii) the Trustee, the Collateral Agent or the Canadian Collateral Agent, as applicable, shall be entitled to receive indemnity reasonably satisfactory to it.

SECTION 9.07.      Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Article 10

Guarantees

SECTION 10.01.    Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Guarantor.

Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Sections 7.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

Each Guarantor agrees that its Note Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations or such Notes

Guarantee is released in compliance with Section 10.06 or upon the merger or the sale of all the Capital Stock or assets of the Guarantor in compliance with Section 4.06 or Article 5. Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 10.02.    Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03.    Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04.    No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05.    Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06.    Release of Guarantor. A Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07)

(1)           in the case of a Subsidiary Guarantor, upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;

(2)           in the case of a Subsidiary Guarantor, upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;

(3)           upon the release or discharge of any Guarantee or other Indebtedness that resulted in the creation after the Issue Date of the Note Guarantee pursuant to Section 4.13 (except a discharge or release by or as a result of payment of Credit Agreement Obligations); provided that the Company provides an Officers’ Certificate to the Trustee certifying that no such Guarantee or other Indebtedness is outstanding and that the Company elects to have such Guarantor released from this Article 10; or

(4)           upon defeasance of the Securities pursuant to Article 8, or

(5)           upon the full satisfaction of the Notes Obligations in accordance with the terms of this Indenture;

provided, however, that in the case of clauses (1) above, (i) such sale or other disposition is made to a Person other than Symmetry or an Affiliate of Symmetry, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the

Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such release was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents prepared by the Company reasonably required in order to evidence the release of any Guarantor from its Note Guarantee.

SECTION 10.07.    Contribution. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Article 11

Collateral and Security

SECTION 11.01.    Security Documents. The Notes Obligations are secured as provided in the Security Documents, subject to the terms of the Intercreditor Agreement. Each Holder, by its acceptance of this Indenture and the Securities, consents and agrees to all of the terms of the Security Documents and the Intercreditor Agreement (including the provisions thereof providing for release and subordination of Liens, and foreclosure upon, and the exercise of rights and remedies with respect to, Collateral), in each case, as the same may be in effect or may be amended from time to time in accordance with their terms. The Company shall deliver to the Trustee (if it is not then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the succeeding provisions of this Section 11.01 to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. Symmetry shall take, and shall cause the Restricted Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Notes Obligations, a valid and enforceable perfected (a) first-priority Lien and security interest in and on all First-Priority Assets and (b) second-priority Lien and security interest in and on all Second-Priority Assets, in each case subject to the terms of the Intercreditor Agreement, in favor of the Collateral Agent for the benefit of the Secured Parties. Notwithstanding the foregoing or anything to the contrary set forth in this Indenture or any Security Document, neither this Indenture nor any Security Document shall require the creation or perfection of Liens on, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of Symmetry or any of its Subsidiaries if and for so long as the Trustee determines that the cost of creating or perfecting such Liens, or obtaining such title insurance, legal opinions or other deliverables in respect of, such assets shall be excessive in view of the benefits to be obtained by the Holders therefrom. The Trustee shall be entitled to make any such determination based on an Officers’ Certificate stating that, due to cost considerations analogous to those that would be applicable were the Trustee to require any such action or deliverable, the same is not required by the Credit Agent in the exercise of its authority under the Credit Agreement. Subject to Section 7.01, the Trustee shall be fully protected in making any such determination solely based on any such Officers’ Certificate.

SECTION 11.02.    Recording and Opinions. (a)  The Company will deliver to the Trustee and the Collateral Agent on November 15 in each year beginning with November 15, 2008, an Opinion of Counsel, which may be rendered by internal counsel to the Company, dated as of such date:

(1)           stating substantially to the effect that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording, and re-filing of the Security Documents and all financing statements (including continuations thereof) as is necessary to maintain the Liens of the Security Documents and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given; or

(2)           stating that, in the opinion of such counsel, no such action is necessary to maintain the Liens under the Security Documents.

(b)           The Company will otherwise comply with the provisions of TIA § 314(b).

SECTION 11.03.    Release of Collateral. (a)  The Liens created under the Security Documents shall be released as follows:

(1)           The Liens created under the Security Documents shall automatically be released, without the consent of any Holder or any action by the Trustee or the Collateral Agent, (A) in the case of Liens on any Collateral constituting Temporary Cash Investments, inventory and obsolete, worn out, uneconomical or surplus property or equipment, upon any sale, transfer or other disposition thereof by the Company or any Guarantor permitted or not prohibited by Section 4.06 to any Person other than the Company or a Guarantor and (B) as and to the extent provided in the Intercreditor Agreement.

(2)           Subject to paragraph (d) of this Section 11.03, upon the request of the Company, and delivery to the Trustee of an Officers’ Certificate certifying that the requested release satisfies the requirements set forth in this clause (2), the Company and the Guarantors shall be entitled to the release of Liens created under the Security Documents, without the consent of any Holder, as follows:

(A)          upon any sale, transfer, lease or other disposition of any assets permitted or not prohibited by Section 4.06 to any Person other than the Company or a Guarantor, release of Liens created under the Security Documents in such assets;

(B)           if any Subsidiary Guarantor (other than Holdings) is released from its Subsidiary Guaranty, release of Liens created under the Security Documents in the assets of such Subsidiary Guarantor; and

(C)           release of Liens created under the Security Documents pursuant to an amendment or waiver in accordance with Article 9 hereof.

(3)           Upon delivery to the Trustee of an Officers’ Certificate certifying as to (A) the payment in full of the principal of, and accrued and unpaid interest (including additional interest, if any) on, the Securities, and all other Notes Obligations that are due and payable at or prior to the time such principal, accrued and unpaid interest and additional interest, if any, are paid, (B) the satisfaction and discharge of this Indenture as described in Article 8 or (C) the legal defeasance or covenant defeasance as described in Article 8, the Company and the Guarantors shall be entitled to the release of all Liens created under the Security Documents, without the consent of any Holder. Subject to Section 7.01, the Trustee shall be fully protected in relying upon any such Officers’ Certificate.

(b)           Upon request by the Company therefor, and receipt of any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee shall (or, if the Trustee is not then the Collateral Agent, shall direct the Collateral Agent to) execute, deliver or acknowledge such instruments to evidence the release of any Liens created under the Security Documents permitted to be released under this Section 11.03.

(c)           No release of the Liens created under the Security Documents may be made pursuant to the provisions of the Security Documents except in accordance with the provisions of this Section 11.03, including, to the extent required by this Section 11.03, the delivery of an Officers’ Certificate stating that such release is permitted hereunder.

(d)           At any time when an Event of Default has occurred and is continuing, the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Liens created under the Security Documents may be made in reliance on clause (2)(A) or (2)(B) of paragraph (a) of this Section 11.03; provided that nothing in this paragraph shall affect the ability to effect any such release in reliance on any other clause of such paragraph.

(e)           The release of any Collateral from the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent such Liens are released pursuant to the terms of (i) the Intercreditor Agreement or (ii) this Indenture and the Security Documents. To the extent applicable, the Company will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Liens of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Liens of the Security Documents, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by the Company and approved by the Trustee in the exercise of reasonable care.

SECTION 11.04.    Certificates of the Trustee. In the event that the Company wishes to obtain or confirm the release of Liens created under the Security Documents in accordance with this Indenture at a time when the Trustee is not itself the Collateral Agent, and the Company has delivered the certificates and documents required by the Security Documents and Section 11.03, the Trustee will determine whether it has received all documentation required by TIA § 314(d) in connection with such release and, based on such determination, will deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 11.05.    Authorization of Actions to be Taken by the Trustee under the Security Documents. Subject to the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Secured Parties, take, or direct the Collateral Agent to take, all actions it deems necessary or appropriate in order to:

(a)           enforce any of the terms of the Security Documents; and

(b)           collect and receive any and all amounts payable in respect of the Notes Obligations;

provided, however, that, notwithstanding anything to contrary herein or in any Security Document, the Trustee shall not be required to take, or direct the Collateral Agent to take, any such actions unless the Trustee shall have been directed to do so in writing by Holders of at least 25% in principal amount of the Securities then outstanding.

Subject to the Intercreditor Agreement, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the other Secured Parties in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Secured Parties).

SECTION 11.06.    Authorization of Receipt of Funds by the Trustee Under the Security Documents. Subject to the provisions of the Intercreditor Agreement, the Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 11.07.    Collateral Agent. (a)  The Trustee shall initially act as the Collateral Agent and is authorized to appoint co-agents as necessary in its sole discretion. The Collateral Agent shall not have any duties or obligations, except those expressly set forth in this Indenture, the Security Documents and the Intercreditor Agreement. Without limiting the generality of the foregoing, except as otherwise explicitly provided in this Indenture or in the Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Notwithstanding anything to the contrary in any Security Document, (i) the Collateral Agent shall not be required to exercise any right or remedy available to it under such Security Document and (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, in each case, unless the Collateral Agent shall have been directed to do so by the Trustee (or, if the Collateral Agent shall also be the Trustee, by Holders of at least a majority in principal amount of the Securities then outstanding). The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(b)           Each Holder, by its acceptance of this Indenture and the Securities, (i) irrevocably appoints the Collateral Agent as its agent and authorizes and directs the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of the Security Documents and the Intercreditor Agreement, together with such actions and powers as are reasonably incidental thereto, and (ii) authorizes and directs the Collateral Agent, without any further consent, authorization or other action by such Holder, (A) to enter into the Security Documents and the Intercreditor Agreement, and any amendment of any of the foregoing (including, in the case of the Intercreditor Agreement, any modifications thereof expressly contemplated by Section 5.07 thereof) that is permitted under this Indenture, (B) to bind such Holder to the provisions of the Security Documents and the Intercreditor Agreement and (C) to perform and observe its obligations under the Security Documents and the Intercreditor Agreement.

(c)           If the Company (i) Incurs Indebtedness constituting Credit Agreement Obligations at any time when no Intercreditor Agreement is in effect or at any time when Indebtedness constituting Credit Agreement Obligations entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an Intercreditor Agreement in favor of a designated agent or representative for the holders of the Indebtedness so incurred, the Collateral Agent shall (and is hereby authorized and directed to) enter into such Intercreditor Agreement, bind the Holders on the terms set forth therein, and perform and observe its obligations thereunder.

(d)           The Collateral Agent shall have the benefit of the provisions of Article 7 with respect to all actions taken by it pursuant to this Section or any Security Document to the full extent thereof.

SECTION 11.08.    Canadian Collateral Agent. (a)  BNY Trust Company of Canada shall initially act as Canadian Collateral Agent and is authorized by the Company to appoint co-agents as necessary in its sole discretion. The Canadian Collateral Agent shall not have any duties or obligations, except those expressly set forth in this Indenture, the Security Documents and the Intercreditor Agreement. Without limiting the generality of the foregoing, except as otherwise explicitly provided in the Intercompany Note Security Documents, neither the Canadian Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Intercompany Note Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Intercompany Note Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Intercompany Note Collateral or any part thereof. Notwithstanding anything to the contrary in any Intercompany Note Security Document, (i) the Canadian Collateral Agent shall not be required to exercise any right or remedy available to it under such Security Document and (ii) the Canadian Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, in each case, unless the Canadian Collateral Agent shall have been directed to do so by the Collateral Agent (or, if the Collateral Agent shall not also be the Trustee, the Trustee). The Canadian Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Canadian Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(b)           The Company, as the secured party under the Intercompany Note Security Documents, hereby (i) irrevocably appoints the Canadian Collateral Agent as its agent and authorizes and directs the Canadian Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Canadian Collateral Agent by the terms of the Intercompany Note Security Documents, together with such actions and powers as are reasonably incidental thereto, and (ii) authorizes and directs the Canadian Collateral Agent, without any further consent, authorization or other action by the Company, (A) to enter into the Intercompany Note Security Documents and any amendment of any thereof that is permitted under this Indenture, (B) to bind the Company to the provisions of the Intercompany Note Security Documents and (C) to perform and observe its obligations under the Intercompany Note Security Documents.

(c)           The Company hereby (i) irrevocably constitutes, to the extent necessary, the Canadian Collateral Agent as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Québec) for the purposes of holding any Liens, including hypothecs, granted or to be granted by Novamerican Steel on movable or immovable property pursuant to the laws of the Province of Quebec to secure the Intercompany Note Obligations and (ii) appoints and agrees that the Canadian Collateral Agent may act as the bondholder and mandatary with respect to any bond that may be issued and pledged from time to time for the benefit of the Company.

(d)           The parties hereto hereby agree that the Canadian Collateral Agent, in its capacity as collateral agent and fondé de pouvoir as provided in clauses (b) and (c) above and in connection with the performance of its obligations under the Intercompany Note Documents, shall be entitled to the same rights, benefits and protections as are afforded to the Trustee in Article 7 and this Article 11 (assuming, for such purpose, that each reference to the term “Indenture”, “Collateral Agreement”, “Security Document” or “Intercreditor Agreement” in such Article 7 or Article 11, as the case may be, is a reference to the term “Intercompany Note Document”, “Intercompany Security Document” or “Intercompany Note Document”, as applicable), and this Section 11.08 shall not be amended, waived or otherwise modified without the consent of the Canadian Collateral Agent.

Article 12

Miscellaneous

SECTION 12.01.    Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 12.02.    Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or overnight courier service (or, in the case of any notice or communication between the Company or any Guarantor, on the one hand, and the Trustee, on the other hand, delivered by facsimile and confirmed by first-class mail) addressed as follows:

if to Symmetry, the Company or any Subsidiary Guarantor:

Symmetry Holdings Inc.

28 W. 44th Street

16th Floor

New York, New York 10036

Attention:  General Counsel

Facsimile:  (646) 429-1541

if to the Trustee:

The Bank of New York

101 Barclay Street, Floor 8W

New York, New York 10286

Attention:  Corporate Finance Group

Facsimile:  (732) 667-9190

Symmetry, the Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03.    Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. Symmetry, the Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 12.04.    Certificate and Opinion as to Conditions Precedent. Upon any request or application by Symmetry or the Company to the Trustee to take or refrain from taking any action under this Indenture, Symmetry or the Company shall furnish to the Trustee:

(1)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.05.    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)           a statement that the individual making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 12.06.    Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b)           The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of each party hereto contained in this Section shall survive the termination of this Indenture and the payment of all other amounts owing hereunder.

SECTION 12.07.    When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.08.    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 12.09.    Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 12.10.    Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 12.11.    No Recourse Against Others. A director, officer, incorporator, employee or stockholder, as such, of Symmetry, the Company, any Subsidiary Guarantor or Novamerican Steel shall not have any liability for any obligations of Symmetry, the Company or any Subsidiary Guarantor under the Securities, this Indenture, the Security Documents, the Intercreditor Agreement or any Intercompany Note Document or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 12.12.    Successors. All agreements of the Company and each Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.13.    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.14.    Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NOVAMERICAN STEEL FINCO INC.,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

SYMMETRY HOLDINGS INC.,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Chief Executive Officer

NOVAMERICAN STEEL HOLDINGS INC.,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

INTEGRATED STEEL INDUSTRIES, INC.,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

AMERICAN STEEL AND ALUMINUM CORPORATION,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

NOVA TUBE AND STEEL, INC.,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

NOVAMERICAN TUBE HOLDINGS, INC.,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

NOVA TUBE INDIANA, LLC,

By	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: President and Treasurer

THE BANK OF NEW YORK, as Trustee

By	/s/ Remo J. Reale
Name: Remo J. Reale
Title: Vice President

BNY TRUST COMPANY OF CANADA (solely in connection with the provisions of Section entitled “The Canadian Collateral Agent”)

By	/s/ Patricia Benjamin
Name: Patricia Benjamin
Title: Authorized Officer

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES,
PRIVATE EXCHANGE SECURITIES
AND EXCHANGE SECURITIES

1.             Definitions

1.1           Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below (capitalized terms used but not defined in this Appendix have the meanings ascribed thereto in the Indenture to which this Appendix is attached):

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Initial Security or Exchange Security or Private Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Purchasers” means J.P. Morgan Securities Inc. and CIBC World Markets Corp.

“Private Exchange” means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means any 11.5% Senior Secured Notes Due 2015 issued in connection with a Private Exchange.

“Purchase Agreement” means the Purchase Agreement dated November 14, 2007, among the Company, the Guarantors party thereto, Novamerican Steel and the Initial Purchasers.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement dated November 15, 2007, among the Company, the Guarantors party thereto and the Initial Purchasers.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Rights Agreement.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereof.

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1.2           Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)

“Global Securities”	2.1(a)

“IAI Global Security”	2.1(a)

“Permanent Regulation S Global Security”	2.1(a)

“Regulation S”	2.1(a)

“Regulation S Global Security”	2.1(a)

“Rule 144A”	2.1(a)

“Rule 144A Global Security”	2.1(a)

“Temporary Regulation S Global Security”	2.1(a)

2.             The Securities.

2.1           (a)  Form and Dating. The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “Rule 144A Global Security”); Initial Securities initially resold to IAIs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the “IAI Global Security”); and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (collectively, the “Temporary Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in

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the Rule 144A Global Security, the IAI Global Security, a permanent global security (the “Permanent Regulation S Global Security”, and together with the Temporary Regulation S Global Security, the “Regulation S Global Security”) or any other Global Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security, an IAI Global Security or the Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Security, certification that the interest in the Temporary Regulation S Global Security is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of an institutional accredited investor.

Beneficial interests in Temporary Regulation S Global Securities or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in Temporary Regulation S Global Securities and Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Security or Rule 144A Global Security, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate

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(in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Security, the IAI Global Security, the Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)           Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)           Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2           Authentication.  The Trustee shall authenticate and deliver:  (1) on the Issue Date, an aggregate principal amount of $315,000,000 11.5% Senior Secured Notes Due 2015 and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time shall not exceed $315,000,000 except as provided in Section 2.07 of the Indenture.

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2.3           Transfer and Exchange.

(a)           Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x)            to register the transfer of such Definitive Securities; or

(y)           to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)          if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B)           if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C)           if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

(b)           Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

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(i)            certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

(ii)           written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

(c)           Transfer and Exchange of Global Securities.

(i)            The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the

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Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii)           If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)          Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)          In the event that the Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)           Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(e)           Legend.

(i)            Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all

8

Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THE SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL

9

AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)           Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer

10

Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii)          After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements requiring any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security or an Initial Security or Private Exchange Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder’s certificated Initial Security or Private Exchange Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

(iv)          Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(v)           Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

(f)            Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for

11

such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)           No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4           Definitive Securities.

(h)           A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is

12

continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(i)            Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee at its principal corporate trust office located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

(j)            Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Securities.

(k)           In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of the Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

13

EXHIBIT 1
to
RULE 144A/REGULATION S/IAI APPENDIX

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend for Securities offered otherwise than in Reliance on Regulation S]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE

HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THE SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S.]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

2

[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S

3

GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[Original Issue Discount Legend]

FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED THIS SECURITY MAY HAVE ORIGINAL ISSUE DISCOUNT. A REPRESENTATIVE AT JPMORGAN WILL PROVIDE TO HOLDERS UPON REQUEST THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS SECURITY. LAURA YACHIMSKIMAY BE CONTACTED AT 270 PARK AVENUE, 8TH FLOOR, NEW YORK, NEW YORK 10019, TELEPHONE 800-245-8812.

4

[Canadian Securities Law Legend]

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY TO A CANADIAN RESIDENT BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) NOVEMBER 15, 2007, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

5

No.	$

11.5% Senior Secured Notes Due 2015

Novamerican Steel Finco Inc., a Delaware corporation, promises to pay to [         ], or registered assigns, the principal sum of [          ] Dollars on November 15, 2015.

Interest Payment Dates:  May 15 and November 15, commencing May 15, 2008.

Record Dates:  May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

NOVAMERICAN STEEL FINCO INC.

By

Name:

Title:

By

Name:

Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By

Authorized Signatory

2

[FORM OF REVERSE SIDE OF INITIAL SECURITY]

11.5% Senior Secured Note Due 2015

(A)          Interest

Novamerican Steel Finco Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing May 15, 2008. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 15, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 2.00% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

(B)           Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of the Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by such Holder with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

(C)           Paying Agent and Registrar

Initially, The Bank of New York, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

(D)          Indenture

The Company issued the Securities under an Indenture dated as of November 15, 2007 ( the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general secured obligations of the Company limited to $315,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Initial Securities issued on the Issue Date and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; create or permit to exist encumbrances or restrictions on the ability to create or permit liens on certain assets securing the Securities; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

(E)           Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On and after November 15, 2011, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

Period	Redemption Price
2011	105.750%
2012	102.875%
2013 and thereafter	100.000%

2

In addition, prior to November 15, 2010, the Company shall be entitled at its option on one or more occasions to redeem Securities in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities originally issued at a redemption price (expressed as a percentage of principal on the redemption date) of 111.50%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Qualified Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days (or, in the case of the proceeds from the exercise of Existing Warrants, 365 days) after the date of the related Qualified Equity Offering.

(F)           Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

(G)           Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

In accordance with Sections 4.06, 4.12 and 4.15 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events.

(H)          Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Guarantors to the extent set forth in the Indenture.

3

(I)            Security

The Securities will be secured by (i) first-priority security interests in the First-Priority Assets and (ii) second-priority security interests in the Second-Priority Assets, in each case subject to Permitted Liens and the exceptions described under Article 11 of the Indenture.

(J)            Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

(K)          Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

(L)           Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

(M)         Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

(N)          Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Securities, the Security Documents and the Intercreditor Agreement may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount

4

outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture, the Securities, the Security Documents and the Intercreditor Agreement:

i.              to cure any ambiguity, omission, defect or inconsistency;

ii.             to comply with Article 5 of the Indenture;

iii.            to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

iv.            to add Guarantees with respect to the Securities, including any Subsidiary Guaranties;

v.             to add to the covenants of Symmetry or any Restricted Subsidiary for the benefit of the Holders or to surrender any right or power herein conferred upon the Symmetry, the Company, any Subsidiary Guarantor or Novamerican Steel;

vi.            to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA;

vii.           to make any change that does not adversely affect the rights of any Holder;

viii.          to conform the text of the Indenture, the Securities, any Notes Guarantee, any Security Document or the Intercreditor Agreement to any provision in the “Description of the notes” section in the Offering Memorandum to the extent that such provision in the “Description of the notes” section in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Securities, any Notes Guarantee, any Security Document or the Intercreditor Agreement;

ix.            to make any amendment to the provisions of the Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

x.             if necessary in connection with any addition or release of Collateral permitted under the terms of the Indenture, the Intercreditor Agreement and the Security Documents;

5

xi.            if Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Subsidiary of Symmetry due to the fact that such Subsidiary’s Capital Stock or other securities secure the Securities, to allow the release of the lien of the Collateral Agent for the benefit of the Secured Parties on the shares of such Capital Stock or such securities (but only to the extent necessary so as not to be subject to such filing or requirement);

xii.           to add Intercompany Notes; or

xiii.          in the case of the Intercreditor Agreement, in order to subject the security interests in the Collateral in respect of any Other First-Priority Obligations and Credit Agreement Obligations to the terms of the Intercreditor Agreement, in each case to the extent the Incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were permitted hereunder.

(O)          Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption, upon required purchase, upon acceleration or otherwise; (c) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of Symmetry, the Company, any Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10,000,000; (e) certain events of bankruptcy or insolvency with respect to Symmetry, the Company, any Guarantor or any Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $10,000,0000; (g) certain defaults with respect to Guaranties; and (h) certain defaults relating to the Collateral under the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

6

(P)           Trustee Dealings with the Company

Subject to certain limitations imposed by the Act,  the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

(Q)          No Recourse Against Others

A director, officer, incorporator, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Indenture or the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

(R)           Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

(S)           Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

(T)           CUSIP Numbers and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(U)          Holders’ Compliance with Registration Rights Agreement.

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

7

(V)           Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Novamerican Steel Finco Inc.
c/o: Symmetry Holdings Inc.
28 West 44th Street, 16th Floor
New York, New York 10036

Attention: General Counsel

8

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐            to the Company; or

(1)           ☐            pursuant to an effective registration statement under the Securities Act of 1933; or

(2)           ☐            inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)           ☐            outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)           ☐            pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5)           ☐            to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

2

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

	Notice:	To be executed by an executive officer

3

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06, 4.12 or 4.15 of the Indenture, check the box:

☐	Asset Disposition	☐	Change of Control	☐	Intercompany Note Offer

☐ If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06, 4.12 or 4.15 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:

(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

[FORM OF FACE OF EXCHANGE SECURITY
OR PRIVATE EXCHANGE SECURITY]*/**/

FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED THIS SECURITY MAY HAVE ORIGINAL ISSUE DISCOUNT. A REPRESENTATIVE AT JPMORGAN WILL PROVIDE TO HOLDERS UPON REQUEST THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS SECURITY. LAURA YACHIMSKIMAY BE CONTACTED AT 270 PARK AVENUE, 8TH FLOOR, NEW YORK, NEW YORK 10019, TELEPHONE 800-245-8812.

[Canadian Securities Law Legend]

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY TO A CANADIAN RESIDENT BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) NOVEMBER 15, 2007, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.]

**/.[If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]

No.	$

11.5% Senior Secured Notes Due 2015

Novamerican Steel Finco Inc., a Delaware corporation, promises to pay to [        ], or registered assigns, the principal sum of [         ] Dollars on November 15, 2015.

Interest Payment Dates:  May 15 and November 15, commencing May 15, 2008.

Record Dates:  May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

NOVAMERICAN STEEL FINCO INC.

By

Name:

Title:

By

Name:

Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By

Authorized Signatory

2

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY
OR PRIVATE EXCHANGE SECURITY]

11.5% Senior Secured Note Due 2015

1.                                       Interest

Novamerican Steel Finco Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.] (1)  The Company will pay interest semiannually on May 15 and November 15 of each year, commencing May 15, 2008. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 15, 2007. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 2.00% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

(W)                           Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of the Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by such Holder with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

(1)           Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

(X)                               Paying Agent and Registrar

Initially, The Bank of New York, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

(Y)                                Indenture

The Company issued the Securities under an Indenture dated as of November 15, 2007 (the “Indenture”), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general secured obligations of the Company limited to $315,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). The Initial Securities issued on the Issue Date and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; create or permit to exist encumbrances or restrictions on the ability to create or permit liens on certain assets securing the Securities; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

(Z)                                Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the Securities.

On and after November 15, 2011, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on November 15 of the years set forth below:

2

Period	Redemption Price
2011	105.750%
2012	102.875%
2013 and thereafter	100.000%

In addition, prior to November 15, 2010, the Company shall be entitled at its option on one or more occasions to redeem Securities in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities originally issued at a redemption price (expressed as a percentage of principal on the redemption date) of 111.50%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds from one or more Qualified Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days (or, in the case of the proceeds from the exercise of Existing Warrants, 365 days) after the date of the related Qualified Equity Offering.

(AA)                    Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

(BB)                        Put Provisions

Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

In accordance with Sections 4.06, 4.12 and 4.15 of the Indenture, the Company will be required to offer to purchase Securities upon the occurrence of certain events

3

(CC)        Guarantee

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior secured basis by each of the Guarantors to the extent set forth in the Indenture.

(DD)       Security

The Securities will be secured by (i) first-priority security interests in the First-Priority Assets and (ii) second-priority security interests in the Second-Priority Assets, in each case subject to Permitted Liens and the exceptions described under Article 11 of the Indenture.

(EE)                          Denominations; Transfer; Exchange

The Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

(FF)                          Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

(GG)                        Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

(HH)                      Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

(II)                                Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture, the Securities, the Security Documents and the Intercreditor Agreement may be amended

4

with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture, the Securities, the Security Documents and the Intercreditor Agreement:

(i)            to cure any ambiguity, omission, defect or inconsistency;

(ii)           to comply with Article 5 of the Indenture;

(iii)          to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(iv)          to add Guarantees with respect to the Securities, including any Subsidiary Guaranties;

(v)           to add to the covenants of Symmetry or any Restricted Subsidiary for the benefit of the Holders or to surrender any right or power herein conferred upon the Symmetry, the Company, any Subsidiary Guarantor or Novamerican Steel;

(vi)          to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, the Indenture under the TIA;

(vii)         to make any change that does not adversely affect the rights of any Holder;

(viii)        to conform the text of the Indenture, the Securities, any Notes Guarantee, any Security Document or the Intercreditor Agreement to any provision in the “Description of the notes” section in the Offering Memorandum to the extent that such provision in the “Description of the notes” section in the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, the Securities, any Notes Guarantee, any Security Document or the Intercreditor Agreement;

(ix)           to make any amendment to the provisions of the Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with the Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

5

(x)            if necessary in connection with any addition or release of Collateral permitted under the terms of the Indenture, the Intercreditor Agreement and the Security Documents;

(xi)           if Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Subsidiary of Symmetry due to the fact that such Subsidiary’s Capital Stock or other securities secure the Securities, to allow the release of the lien of the Collateral Agent for the benefit of the Secured Parties on the shares of such Capital Stock or such securities (but only to the extent necessary so as not to be subject to such filing or requirement);

(xii)          to add Intercompany Notes; or

(xiii)         in the case of the Intercreditor Agreement, in order to subject the security interests in the Collateral in respect of any Other First-Priority Obligations and Credit Agreement Obligations to the terms of the Intercreditor Agreement, in each case to the extent the Incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness were permitted hereunder.

(JJ)                              Defaults and Remedies

Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption, upon required purchase, upon acceleration or otherwise; (c) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of Symmetry, the Company, any Guarantor or any Significant Subsidiary if the amount accelerated (or so unpaid) exceeds $10,000,000; (e) certain events of bankruptcy or insolvency with respect to Symmetry, the Company, any Guarantor or any Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $10,000,000; (g) certain defaults with respect to Guaranties; and (h) certain defaults relating to the Collateral under the Security Documents. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of

6

any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

(KK)                      Trustee Dealings with the Company

Subject to certain limitations imposed by the Act,  the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

(LL)                          No Recourse Against Others

A director, officer, incorporator, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Indenture or the Security Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

(MM)                Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

(NN)                      Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

(OO)                      CUSIP Numbers and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers and ISIN numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the\ accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[(PP)  Holders’ Compliance with Registration Rights Agreement

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the

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Holders with respect to a registration and the indemnification of the Company to the extent provided therein.](2)

(QQ)                      Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Novamerican Steel Finco Inc.
c/o: Symmetry Holdings Inc.
28 West 44th Street, 16th Floor
New York, New York 10036

Attention: General Counsel

(2)           Delete if this Security is not being issued in exchange for an Initial Security.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                   agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06, 4.12 or 4.15 of the Indenture, check the box:

☐	Asset Disposition	☐	Change of Control	☐	Intercompany Note Offer

☐ If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06, 4.12 or 4.15 of the Indenture, state the amount in principal amount:  $

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2 to Rule 144A/REGULATION S/IAI APPENDIX

Form of
Transferee Letter of Representation

[          ]

In care of
[          ]
[          ]
[          ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[     ] principal amount of the 11.5% Senior Secured Notes due 2015 (the “Securities”) of Novamerican Steel Finco Inc. (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000,  (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

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EXHIBIT C

[FORM OF INTERCOMPANY NOTE]

INTERCOMPANY NOTE

New York, New York
[US$][Cdn$][ ]	[DATE]

Reference is made to the Indenture dated as of November 15, 2007 (the “Indenture”), among Symmetry Holdings Inc., a Delaware corporation (“Symmetry”), Novamerican Steel Finco Inc., a Delaware corporation (the “Company”), the other subsidiaries of Symmetry identified therein, The Bank of New York, as trustee, and BNY Trust Company of Canada, as Canadian Collateral Agent for the benefit of the Company and its successors and assigns. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture. This Intercompany Note is one of the Intercompany Notes referred to in the Indenture.

Novamerican Steel Inc., a Canadian corporation (the “Payor”), for value received, hereby unconditionally promises to pay to the order of the Company and its successors and assigns, in lawful money of the United States of America, or in lawful money of Canada, at the discretion of the Company, on the date on which a demand for payment is made by the Company, or its successors or assigns, as the case may be, the principal sum of [US$][Cdn$][            ], or a portion thereof specified in such demand, together with interest thereon as hereinafter provided.

Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, receivership or liquidation or similar proceeding of any jurisdiction relating to the Payor, all amounts owed by the Payor to the Company shall become immediately due and payable without presentment, demand, protest or notice of any kind whatsoever in connection with this Intercompany Note.

SECTION 1. Interest. (a) [Interest shall accrue and compound quarterly on December 1, March 1, June 1 and September 1 of each year and be payable as demanded by the Company, on the outstanding principal amount of this Intercompany Note at LIBOR (the British Bankers Association (or any successor thereto) rate fixed in London as published by Reuters Information Service, or Bloomberg News Service or any other news service mutually agreeable to the Payor and the Company), as in effect from time to time, for the interest period selected by the Payor, plus [•]%; provided, however, that after and during the occurrence of a default hereunder, interest shall accrue and be payable at LIBOR, as in effect from time to time, for the interest period selected by the Payor, plus [•]%.][Insert substitute interest provision, as appropriate, at the discretion of the Company.]

(b) All interest hereunder shall be computed on the basis of a year of 360 days.

(c) For the purposes of the Interest Act (Canada), in any case in which an interest rate is stated in this Intercompany Note to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year for which the calculation is made and divided by either 360 or such other period of time, as the case may be. In addition, the principles of deemed investment of interest do not apply to any interest calculations under this Intercompany Note and the rates of interest stipulated in this Intercompany Note are intended to be nominal rates and not effective rates or yields.

(d) If any provision of this Intercompany Note would obligate the Payor to make any payment of interest or other amount payable to the Company, or its successors or assigns, in an amount or calculated at a rate which would be prohibited by law or would result in the receipt by the Company, or its successors or assigns, of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Company, or its successors or assigns, of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (i) first, by reducing the amount or rates of interest required to be paid under this Section; and (ii) second, by reducing any fees, commissions, premiums and other amounts which would constitute interest for purposes of Section 347 of the Criminal Code (Canada). If, notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, the Company, or its successors or assigns, shall have received an amount in excess of the maximum amount permitted by the preceding sentence, then the Payor shall be entitled, by notice in writing to the Company, and/or, as applicable, its successors and assigns, to obtain reimbursement from such person of an amount equal to such excess, and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Company, or its successors or assigns, to the Payor. Any amount or rate of interest referred to in this paragraph shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term of any borrowing on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from date of this Intercompany Note to the date of demand and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Collateral Agent shall be conclusive for the purposes of such determination absent manifest error.

SECTION 2. Priority, Ranking and Security. (a) This Intercompany Note is a senior secured obligation of the Payor and shall not be subordinated or junior in right of payment or distribution to any other indebtedness, liabilities or obligation of any kind or nature whatsoever and shall be senior or pari passu in right of payment and distribution to any and all such other indebtedness, liabilities and obligations of the Payor.

(b) The obligations of the Payor under this Intercompany Note and the other applicable Intercompany Note Documents shall be secured by a security interest in the Intercompany Note Assets in accordance with Section 4.15 of the Indenture. The Payor hereby agrees to execute and deliver such other Intercompany Note Documents simultaneously with this Intercompany Note pursuant to which the Payor will grant such security interest in the Intercompany Note Assets.

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(c) This Intercompany Note constitutes a title of indebtedness for all purposes of Article 2692 of the Civil Code of Quebec.

SECTION 3. Prepayments; Set-off. (a)  This Intercompany Note shall not be prepayable by the Payor, except in accordance with the Indenture. The Payor waives and agrees not to assert, claim or endeavour to exercise any right of deduction, set-off, counterclaim or other right to claim reduction of any amount payable under this Intercompany Note as a result of any claim or other indebtedness owing by the Company, or its successors or assigns, to the Payor from time to time.

(b)  All prepayments hereunder shall first be applied to accrued interest and then to the principal of this Intercompany Note.

SECTION 4. Amendments. This Intercompany Note shall not be amended except in accordance with the Indenture.

SECTION 5. Cancellation. The Company shall not cancel or compromise this Intercompany Note or contribute this Intercompany Note to the capital of the Payor. Each of the Payor and the Company agrees that any prepayment, amendment, cancelation, compromise or contribution in violation of this Section 5 or Section 3 or Section 4 shall be of no force or effect.

SECTION 6. Conversion of Currencies. (a)  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under this Intercompany Note in one currency into another currency, the Payor agrees, to the fullest extent that it may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Company could purchase such first currency with such other currency in New York, New York, on the Business Day immediately preceding the day on which final judgment is given.

(b)  The obligations of the Payor in respect of any sum due under this Intercompany Note in one currency shall, to the extent permitted by applicable law, notwithstanding any judgment in a second currency, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency, the Company may in accordance with normal banking procedures purchase such first currency in the amount originally due with the judgment currency. If the amount of such first currency so purchased is less than the sum in such first currency originally due to the Company, the Payor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Company against the resulting loss.

SECTION 7. Miscellaneous. (a)  The Payor hereby waives presentment, demand, protest and notice of any kind whatsoever in connection with this Intercompany Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

(b)  This Intercompany Note shall be construed in accordance with and governed by the law of the State of New York.

(c)  All borrowings evidenced by this Intercompany Note and all payments and prepayments of the principal hereof and interest hereon shall be endorsed by the holder hereof (including any pledgee hereof) on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a

3

part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligation of the Payor under this Intercompany Note.

(d)  All payments and prepayments of the principal hereof and interest hereon shall be payable in lawful money of the United States of America, or in lawful money of Canada, at the discretion of the Company.

(e)  The Payor acknowledges that this Intercompany Note is, simultaneous with its execution and delivery to the Company, being pledged by the Company to secure the Notes Obligations. The Collateral Agent, on behalf of the Secured Parties, is a third party beneficiary of this Intercompany Note and may enforce this Intercompany Note against the Payor to the extent set forth in the Indenture and the Collateral Agreement. Also, for purposes of the laws of the Province of Quebec, namely Articles 2710 and 1641 of the Civil Code of Québec, the Payor acquiesces to the Company’s security in the claim resulting from this Intercompany Note, which is being pledged by the Company as aforementioned.

SECTION 8. Submission To Jurisdiction; Waivers. The Payor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Intercompany Note, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Payor [insert address of Payor];

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

SECTION 9. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INTERCOMPANY NOTE.

4

EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INTERCOMPANY NOTE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

IN WITNESS WHEREOF, the undersigned has caused this Intercompany Note to be duly executed as of the day and year first above written.

NOVAMERICAN STEEL INC.,

By

Name:
Title:

5

Intercompany Loans and Payments

	Amount of Intercompany	Payments		Unpaid Principal Balance of Intercompany	Name of Person Making
Date	Loan	Principal	Interest	Note	Notation

6

[FORM OF NOTE POWER]

Note Power

For value received, the signatory hereto transfers and assigns unto                                      all of its rights, title and interest in that certain Intercompany Note dated         , 20   (the  “Intercompany Note”), originally issued by Novamerican Steel Inc., and does hereby irrevocably constitute and appoint                      attorney to transfer the Intercompany Note with full power of substitution in the premises.

dated

NOVAMERICAN STEEL FINCO INC.,

By

Name:
Title: